Filed pursuant to Rule 433(d)
Registration Statement No. 333-130373

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated: February 6, 2007

Term Sheet Supplement

$732,602,000 (Approximate)

MASTR Asset Backed Securities Trust 2007-WMC1
(Issuing Entity)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

Ocwen Loan Servicing, LLC
(Servicer)

Wells Fargo Bank, N.A.
(Master Servicer, Custodian and Trust Administrator)

Mortgage Pass Through Certificates, Series 2007-WMC1

UBS Investment Bank

For use with prospectus dated February 6, 2007

TABLE OF CONTENTS

RISK FACTORS
FORWARD LOOKING STATEMENTS
DEFINED TERMS
THE MORTGAGE LOANS
STATIC POOL INFORMATION
ORIGINATOR
THE MASTER SERVICER, TRUST ADMINISTRATOR AND CUSTODIAN
THE SERVICER
THE POOLING AND SERVICING AGREEMENT
FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
GLOSSARY OF TERM
ANNEX I - INITIAL MORTGAGE LOAN STATISTICAL INFORMATION

  RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the related mortgage loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

•
Certain mortgage loans as set forth in the table entitled “Prepayment Penalty Term of the Aggregate Mortgage Loans” in the term sheet require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•
The originator or the seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. Furthermore, the servicer has the option to purchase mortgage loans that become 90 days or more delinquent. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans. In addition, the servicer may exercise such option on its own behalf or on behalf of another party at such party’s expense (including, but not limited to a purchaser of the Class CE, Class P or Residual Certificates) which would benefit from the removal of such delinquent mortgage loans. Investors should note that the removal of any delinquent mortgage loan by the servicer from the trust may affect the loss and delinquency tests which determine the level of the overcollateralization target amount, which may adversely affect the market value of the certificates.

•
The party designated in the pooling and servicing agreement may purchase all of the mortgage loans and any REO properties and retire the certificates when the aggregate principal balance of the mortgage loans and any REO properties is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, provided, that the consent of the Mezzanine Insurers will be required if such optional termination will cause a claim under the Class M-8 Policy or if any amount owed to the Mezzanine Insurers will not be fully reimbursed after the termination.

•	If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•
As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization, amounts received under the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, each as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Class A Certificates and the Mezzanine Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A Certificates and the Mezzanine Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated among the Class A Certificates on a pro rata basis based on the amount of principal actually received on the related mortgage loans for the related distribution date. This, as well as the relative sizes of any loan groups, may magnify the prepayment effect on the Class A Certificates caused by the relative rates of prepayments and defaults experienced by the related mortgage loans.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Certificates

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the “Relief Act”) or any state law providing for similar relief. See “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer, the master servicer, any subservicer or any bond guaranty insurance policy.

Interest Only Mortgage Loans

Certain mortgage loans as set forth in the table entitled “Product Type of the Aggregate Mortgage Loans” in the term sheet require the related borrowers to make monthly payments only of accrued interest for the first 60 months or 120 months following origination. After such interest-only period, each such borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. If the monthly payment increases, a related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made or advanced on such mortgage loans for 60 months or 120 months following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the offered certificates that are purchased at a discount.

Second Lien Loan Risk

Certain mortgage loans as set forth in the table entitled “Lien Status of the Aggregate Mortgage Loans” in the term sheet are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Simultaneous Second Lien Risk

Approximately 55.75% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) were, as of origination, subject to a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio of such mortgage loans at origination is approximately 80.04% and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately 99.42%. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Balloon Loan Risk

Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, the servicer will make limited advances as described in the pooling and servicing agreement. Certain mortgage loans are balloon loans, as set forth in the table entitled “Collateral Summary” in the term sheet.

Payment Status of the Mortgage Loans

None of the mortgage loans are 30-59 days delinquent as of February 1, 2007, based on the OTS method. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next scheduled due date. It is possible that a delinquent mortgage loan will not ever become current or if it does become current, that the mortgagor may become delinquent again.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year time period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Potential Inadequacy of Credit Enhancement for the Class A Certificates and Mezzanine Certificates

The credit enhancement features described in this transaction are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, none of the servicer, the master servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans you may suffer losses.

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this transaction is not enough to protect your certificates from these losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The weighted average of the mortgage rates on the mortgage loans (net of certain fees and expenses, including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) is expected to be higher than the pass-through rates on the Class A Certificates and Mezzanine Certificates. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A Certificates and Mezzanine Certificates.

•
The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A Certificates and Mezzanine Certificates. In addition, the first adjustment of the rates for the adjustable-rate mortgage loans will not occur until six months, two years, three years, five years, seven years or ten years after the date of origination as set forth in the term sheet in the table entitled “Product Type of the Aggregate Mortgage Loans.” As a result, the pass-through rate on the Class A Certificates and Mezzanine Certificates may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the Class A Certificates and Mezzanine Certificates.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Certificates

The Class A Certificates and Mezzanine Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates for the Class A Certificates and the Mezzanine Certificates is based on the weighted average of the mortgage rates on the related mortgage loans, net of certain fees and expenses of the trust (including any premiums payable to the Mezzanine Insurers, Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

The adjustable-rate mortgage loans have mortgage rates that adjust based on six-month LIBOR. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally six months, two years, three years, five years, seven years or ten years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rates on the Class A Certificates and the Mezzanine Certificates. Some of these factors are described below:

•
The pass-through rates for the Class A Certificates and the Mezzanine Certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates generally six months, two years, three years, five years, seven years or ten years following their origination. Consequently, the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the Class A Certificates and the Mezzanine Certificates are more likely to be limited.

•
The index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Class A Certificates and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Class A Certificates and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A Certificates and Mezzanine Certificates may decline more slowly or increase more rapidly.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there is sufficient available funds remaining after certain other distributions on the Class A Certificates and the Mezzanine Certificates and the payment of certain fees and expenses of the trust (including any reimbursements owed to the Mezzanine Insurers, any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

Amounts distributed on the Class A Certificates and Mezzanine Certificates in respect of such shortfalls may be supplemented by the Interest Rate Swap Agreement (to the extent that the floating payment by the Swap Provider exceeds the fixed payment by the trust on any distribution date and such amount is available in the priority described in the term sheet) or the Interest Rate Cap Agreement (to the extent that one-month LIBOR exceeds the strike rate on any distribution date and such amount is available in the priority described in the term sheet). However, the amount received from the Swap Provider under the Interest Rate Swap Agreement or the Cap Provider under the Interest Rate Cap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risks Associated with the Mezzanine Certificates

The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date and any Net Swap Payment received under the Interest Rate Swap Agreement and any amounts received under the Interest Rate Cap Agreement, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth in the term sheet.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least March 2010 or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in the term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, Net Swap Payments received under the Interest Rate Swap Agreement, amounts received under the Interest Rate Cap Agreement or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover that portion of the shortfall in interest collections attributable to voluntary prepayments in full that occur during the applicable portion of the related Prepayment Period, but only up to the amount of the servicer’s servicing fee for the related calendar month. If the servicer fails to pay such amount, the master servicer as successor servicer will be obligated under the pooling and servicing agreement to pay such amount. In addition, certain shortfalls in interest collections arising from the application of the Relief Act or similar state laws will not be covered by the servicer or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by the servicer or the master servicer as successor servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Class A Certificates and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class A Certificates and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Class A Certificates and Mezzanine Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, reimbursement for all payments due on or prior to the cut-off date, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Reimbursement of Advances by the Servicer Could Delay Distributions on the Certificates

Under the pooling and servicing agreement, the servicer will make cash advances to cover delinquent payments of interest to the extent it reasonably believes that the cash advances are recoverable from future payments on the mortgage loans. The servicer may make such advances from amounts held for future distribution. In addition, the servicer may withdraw from the collection account funds that were not included in available funds for the preceding distribution date to reimburse itself for advances previously made. Any such amounts withdrawn by the servicer in reimbursement of advances previously made are generally required to be replaced by the servicer on or before the distribution date such amounts are required to be included in available funds. To the extent that the servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the Class A and Mezzanine Certificates. Furthermore, the servicer’s right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the servicer that are higher, and potentially substantially higher, than one month’s advance obligation.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Certain mortgage loans as set forth in the tables entitled “Original LTV of the Aggregate Mortgage Loans” to the term sheet had loan-to-value ratios in excess of 80.00%, but no more than 100.00% at origination. Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties.

Geographic Concentration

The charts presented in the term sheet list the states with the highest concentrations of mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

•	Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

•
Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

•
Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in the term sheet to pay interest shortfalls and basis risk shortfalls, maintain the required level of overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds the rate applicable to the Interest Rate Swap Agreement as set forth in the term sheet. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain the required level of overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the mortgage loans. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A Certificates and Mezzanine Certificates. In addition, any Swap Termination Payment payable to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be obligated to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the Available Funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Class A Certificates and Mezzanine Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement. In addition, no assurance can be made that in the event of an early termination of the Interest Rate Swap Agreement, the depositor will be able to obtain a replacement interest rate swap agreement. The credit rating of the Swap Provider shall not be lower than “AA.”

The Interest Rate Cap Agreement is Subject to Counterparty Risk

The assets of the trust include the Interest Rate Cap Agreement, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the Class A Certificates and Mezzanine Certificates. To the extent that distributions on the Class A Certificates or Mezzanine Certificates depend in part on payments to be received by the trust administrator under the Interest Rate Cap Agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the counterparty to the Interest Rate Cap Agreement. Although there is a mechanism in place to facilitate replacement of the Interest Rate Cap Agreement upon the default or credit impairment of the Interest Rate Cap Agreement counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement Interest Rate Cap Agreement.

Lack of Liquidity

The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Rights of the Mezzanine Insurers

Pursuant to the terms of the pooling and servicing agreement, the insurers of the Class M-8 Certificates (the “Mezzanine Insurers”) may be entitled to exercise, among others, the following rights of the holders of the Class A Certificates and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A Certificates and Mezzanine Certificates may exercise such rights only with the prior written consent of the Mezzanine Insurers: (i) the right to provide notices of servicer defaults or master servicer defaults and the right to direct the termination of the rights and obligations of the servicer or the master servicer under the pooling and servicing agreement in the event of a default by the servicer or the master servicer; (ii) the right to remove the trustee or the trust administrator or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, the Mezzanine Insurers’ consent may be required prior to, among other things, (i) the removal or replacement of the servicer, the master servicer , any successor servicer or successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•	the insurance policies issued by the Mezzanine Insurers will not cover, and will not benefit in any manner whatsoever, the offered certificates;

•	the rights to be granted to the Mezzanine Insurers are extensive;

•
the interests of the Mezzanine Insurers may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the Mezzanine Insurers have no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the Mezzanine Insurers’ rights; and

•
the Mezzanine Insurers’ exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of the Mezzanine Insurers’ rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

Rights of the NIMS Insurer

Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A Certificates and Mezzanine Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of servicer defaults or master servicer defaults and the right to direct the termination of the rights and obligations of the servicer or the master servicer under the pooling and servicing agreement in the event of a default by the servicer or the master servicer; (ii) the right to remove the trustee or the trust administrator or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the servicer, the master servicer , any successor servicer or successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•	any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

•	the rights to be granted to the NIMS Insurer, if any, are extensive;

•
the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights;

•
such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

•	there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Nature of the Mortgage Loans

The mortgage loans in the trust were originated in accordance with the originator’s underwriting guidelines described herein without regard to whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Transfer of Servicing May Result in Higher Delinquencies and Defaults

Approximately 0.36% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) will not be serviced by the servicer until on or about February 15, 2007 (the “Servicing Transfer Date”). The servicing transfer will be completed on or about the Servicing Transfer Date but all transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults are likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the offered certificates.

  FORWARD LOOKING STATEMENTS

We use certain forward looking statements herein. These forward looking statements are found in the material, including each of the tables, set forth under “Risk Factors”. Forward looking statements are also found elsewhere herein and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date hereof. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

(1) economic conditions and industry competition;

(2) political and/or social conditions; and

(3) the law and government regulatory initiatives.

We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

  DEFINED TERMS

We define and use capitalized terms herein to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use herein under the caption “Glossary of Terms” herein.

  THE MORTGAGE LOANS

All of the Mortgage Loans will be secured by first or second mortgages or deeds of trust or other similar security instruments which create first or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

The Mortgage Loans will generally consist of mortgages to subprime borrowers. A description of the underwriting standards used by the originator to originate the Mortgage Loans are set forth under “The Originator─Underwriting Standards” below.

The sponsor previously purchased the Mortgage Loans from the originator pursuant to the Mortgage Loan Purchase Agreement. The depositor will purchase the Mortgage Loans from the sponsor and acquire the sponsor’s rights against the originator under the Mortgage Loan Purchase Agreement pursuant to an Assignment Agreement. Pursuant to the Pooling and Servicing Agreement, the depositor will cause the Mortgage Loans and the depositor’s rights under the Mortgage Loan Purchase Agreement to be assigned to the trustee for the benefit of the certificateholders. See “The Pooling and Servicing Agreement” in this term sheet supplement.

Each of the Mortgage Loans was selected from the sponsor’s portfolio of mortgage loans. The Mortgage Loans were originated by the originator or acquired by the originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the originator in accordance with its underwriting standards as described under “The Originator—Underwriting Standards” below.

Under the Mortgage Loan Purchase Agreement and the Assignment Agreement, the originator will make certain representations and warranties to the depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the related Mortgage Loans. Subject to certain limitations, the originator or the sponsor will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the certificateholders’ interests in such Mortgage Loan. The sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the offered certificates in its capacity as seller other than the repurchase or substitution obligations described above. The originator will not have any obligation with respect to the offered certificates other than the repurchase or substitution obligations described above.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein which provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

All of the Mortgage Loans were originated by WMC Mortgage Corp. (“WMC”).

  STATIC POOL INFORMATION

The depositor will make available any material static pool information as required under the SEC’s rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located at http://www.ubs.com/regulationab.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

  THE ORIGINATOR

General. WMC Mortgage Corp. (“WMCMC”) is a mortgage banking company incorporated in the State of California. Established in 1955, WMCMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMCMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMCMC sold its prime mortgage loan origination business in 1998 and, since April of 2000, originates prime mortgage loans only on a very limited basis. WMCMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, a subsidiary of the General Electric Company (“GE”) acquired WMC Finance Co.

Until March 2000, WMCMC originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMCMC changed its business model to underwrite and process 100% of its loans on the Internet via “WMC Direct” resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMCMC’s headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMCMC also has eight (8) regional offices in Addison, Texas, Orangeburg, New York, Costa Mesa, California, San Ramon, California, Jacksonville, Florida, Woburn, Massachusetts, Schaumburg, Illinois, and Bellevue, Washington. WMCMC’s originations come primarily through its broker relationships. As of December 15, 2006, WMCMC had approximately 2344 employees, including approximately 745 business development representatives and associates who are responsible for recruiting and managing the independent broker network. In 2004, 2005 and 2006, WMCMC originated $19,127,701,750, $31,794,995,806 and $33,169,005,879 of non-prime mortgage loans, respectively, including loans acquired by WMCMC from correspondent lenders.

As of January 1, 2007, WMCMC assigned substantially all of its mortgage origination operations, including its broker relationships to GE Money Bank and transferred all of its employees to WMC-GEMB Mortgage Corp., a wholly owned operating subsidiary of GE Money Bank. GE Money Bank is an FDIC-insured federal savings bank that is regulated, supervised and examined by the Office of Thrift Supervision. The predecessor to GE Money Bank, GE Capital Consumer Card Co., was established in 1988 as a limited purpose credit card bank and converted to a federal savings bank in 2003. On February 7, 2005, Monogram Credit Card Bank of Georgia was merged with and into GE Capital Consumer Card Co., and the surviving entity changed its name to GE Money Bank. On February 5, 2006, all of the common stock of GE Money Bank was contributed by General Electric Capital Corporation to GE Consumer Finance, Inc., a newly created holding company. In addition to its mortgage activities, GE Money Bank is engaged in various other consumer lending activities including retail sales financing programs, private label credit cards, bank cards, consumer installment loans, and home improvement loans. In addition, GE Money Bank provides small business lines of credit to several of its retail clients. GE Money Bank is a wholly owned subsidiary of GE Consumer Finance, Inc., which is in turn a wholly owned subsidiary of General Electric Capital Corporation, which is in turn a wholly owned subsidiary of GE.

On January 2, 2007, GE Money Bank commenced doing business as “WMC Mortgage” and began originating and acquiring mortgage loans. Such mortgage loans will be sold by GE Money Bank to WMCMC from time to time, but no less than once per month. WMCMC will sell or securitize such mortgage loans. WMCMC continues to originate or acquire a small amount of mortgage loans through its broker network. GE Money Bank and WMCMC originate or acquire mortgage loans based on the same underwriting guidelines.

As used in the description of the Underwriting Standards below, “WMC” shall refer collectively to GE Money Bank and WMCMC.

Underwriting Standards. The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC (collectively, the “Underwriting Guidelines”) or (ii) purchased by GE Money Bank after re-underwriting the mortgage loans generally in accordance with the Underwriting Guidelines. WMC also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust as described herein. The Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio (“Debt Ratio”), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant’s current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

On July 15, 2005, WMCMC launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio (“LTV”) and Debt Ratio. WMC Select allows WMC greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him. WMC Select is offered by GE Money Bank.

The mortgage loans in the trust will fall within the following documentation categories established by WMC: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC has established specific parameters for jumbo loans, which are designated in the Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

Under the Underwriting Guidelines, WMC verifies the loan applicant’s eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC-approved appraiser or by WMC’s in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

The Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans and stated income interest only loans.

All mortgage loans originated or purchased under the Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3% of all the mortgage loans originated by WMC, measured by outstanding principal balance at origination, calculated on an annual basis.

The Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

The general collateral requirements in the Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than “average.” Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor’s credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

WMC requires that mortgage loans have title insurance (which can be a short form title insurance policy for certain second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

Risk Categories. Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower’s mortgage payment history, the borrower’s consumer credit history, the borrower’s liens/charge-offs/bankruptcy history, the borrower’s Debt Ratio, the borrower’s use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select (for other than interest only loans); $950,000 for interest only loans under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50%and who satisfy other requirements as set forth in the Underwriting Guidelines. WMC sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

Risk Category “AA”.

Maximum loan amount:

•  $650,000 ($850,000 for WMC Select; $950,000 for Interest Only Full Documentation, Full- Alternative, Limited Documentation and Lite Documentation) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

•  $550,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•  $500,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•  $550,000 ($700,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•  $500,000 ($650,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•  $450,000 ($650,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•  $400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

•  WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: No delinquency during the preceding 12 months.

Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Notice of default (“NOD”)/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Maximum LTV:

•  100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied Single Family Residence mortgaged property);

•  100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied Single Family Residence mortgaged property);

•  100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied Single Family Residence mortgaged property);

•  95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

•  95% for Stated Income Documentation (Self-Employed) and 90% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

•  90% for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•  85% for Limited Documentation (non-owner-occupied mortgaged property); and

•  80% (85% for WMC Select for Lite Documentation) for Lite Documentation and Stated Income Documentation (Self-Employed).

•  Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

•  WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “A”.

Maximum loan amount:

•  $650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•  $550,000 ($850,00 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•  $500,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•  $450,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•  $375,000 ($650,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•  $325,000 ($600,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•  $300,000 ($600,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•  $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•  Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•  WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Maximum LTV:

•  95% (90% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

•  90% for Lite Documentation, Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•  80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•  85% for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•  85% for Lite Documentation (non-owner-occupied mortgaged property); and

•  75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•  Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

•  WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “A-”.

Maximum loan amount:

•  $650,000 ($550,000 for WMC Select) for Full Documentation, Full-Alternative Documentation (owner-occupied mortgaged property);

•  $475,000 ($550,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•  $450,000 ($550,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•  $400,000 ($550,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•  $350,000 ($475,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•  $325,000 ($425,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•  $300,000 ($425,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•  $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•  WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

Maximum LTV:

•  95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•  95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•  90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

•  80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•  70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•  80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•  80% (80% for WMC Select also) for Lite Documentation (non-owner-occupied mortgaged property); and

•  75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•  Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•  WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “B+”.

Maximum loan amount:

•  $650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

•  $425,000 ($525,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•  $375,000 ($525,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•  $350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•  $300,000 ($425,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•  $250,000 ($375,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•  $225,000 ($375,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•  $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•  Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•  WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

Maximum LTV:

•  90% (85% for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

•  80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•  75% (70% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•  70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•  75% (75% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•  70% (75% for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•  65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

•  WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “B”.

Maximum loan amount:

•  $500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•  $375,000 ($500,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•  $350,000 ($500,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•  $335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•  $275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•  $225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

•  $200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•  Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

•  WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months .

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

Maximum LTV:

•  80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

•  80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

•  75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) only (owner-occupied mortgaged property);

•  70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

•  65% for Lite Documentation (non-owner-occupied mortgaged property).

•  Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

•  WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “C”.

Maximum Loan Amount:

•  $500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•  $335,000 ($350,000 for WMC Select) for Limited Documentation, Lite Documentation and Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•  $250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

•  $200,000 for Limited Documentation and Lite Documentation (non-owner-occupied mortgaged property).

•  No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day lates are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

Maximum LTV:

•  85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

•  80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property),

•  75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•  70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

•  60% for Lite Documentation (non-owner-occupied mortgaged property).

•  No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

•  WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

The Underwriting Guidelines described above are a general summary of WMC’s underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC.

  THE MASTER SERVICER, TRUST ADMINISTRATOR AND CUSTODIAN

The information set forth in certain of the following paragraphs has been provided by the master servicer.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer and trust administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23 million customers and 167,000 employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank will act as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer is responsible for the review and receipt of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Pooling and Servicing Agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, compare the results of such calculations to servicer loan-level reports and reconcile any discrepancies with the servicer. The master servicer will also review the servicing of defaulted mortgage loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank will also act as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Under the Pooling and Servicing Agreement, the trust administrator’s material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a certificate register; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trust administrator; (v) send a notice to holders of a class of certificates when the remaining Certificate Principal Balance of such class of certificates is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the trust and (vii) to communicate with investors and rating agencies with respect to the certificates. In performing the obligations set forth in clauses (iii) and (iv) above, the trust administrator will be able to rely on the monthly loan information provided to it by the servicer, and will perform all obligations set forth above solely to the extent described in the Pooling and Servicing Agreement.

For a description of the limitations on the liability of the master servicer, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the prospectus.

  THE SERVICER

Ocwen Loan Servicing, LLC

Ocwen Loan Servicing, LLC (“Ocwen”), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company (“OCN”) headquartered in West Palm Beach, Florida. OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of September 30, 2006, OCN had approximately $1.913 billion in assets, including $192.2 million of cash, approximately $1.374 billion in liabilities and approximately $537.2 million in equity. For the quarter ended September 30, 2006, OCN’s net income was approximately $17.0 million, as compared to approximately $159.1 million (including a tax benefit of $141.7 million) reported for the quarter ended June 30, 2006.

Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by Standard & Poor’s and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch Ratings. Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s Investors Service, Inc. On April 23, 2004, Standard & Poor’s placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.” Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

Ocwen, as successor in interest to Ocwen Federal Bank, and OCN are defendants in several potential class action lawsuits challenging Ocwen’s mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements and is vigorously defending against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

On February 9, 2006, a trial court in Galveston, Texas entered judgment in the amount of $1.8 million in compensatory and statutory damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. Ocwen believes that the judgment is against the weight of evidence and contrary to law and that the attorneys’ fees award, which comprises $1.1 million of the judgment should be reduced as impermissibly excessive. Ocwen appealed the decision and will continue to vigorously defend this matter.

On September 13, 2006, a complaint was filed in the United States Bankruptcy Court in Delaware against Ocwen and other parties by the Chapter 7 Trustee of American Business Financial Services, Inc. and its subsidiaries (collectively, “ABFS”) alleging various improper activities and conduct that have harmed ABFS. Claims against Ocwen include damages resulting from improperly servicing mortgage loans included in ABFS-sponsored securitizations and from actions relating to the acquisition of servicing rights from ABFS on those securitizations. Ocwen believes the claims made by ABFS are without merit and intends to vigorously defend the matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of September 30, 2006, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $50.8 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen
Subprime Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2002	Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of September 30, 2006
$26,356,007	$30,551,242	$28,367,753	$37,424,696	$39,232,629

Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen
Delinquencies and Foreclosures
(Dollars in Thousands)

	As of December 31, 2003				As of December 31, 2004
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	256,891	$30,551,242	100.00%	100.00%	237,985	$28,367,753	100.00%	100.00%
Period of Delinquency(1)
30-59 days	10,662	$1,117,125	4.15%	3.66%	11,251	$1,127,427	4.73%	3.97%
60-89 days	4,595	$488,900	1.79%	1.60%	5,066	$515,826	2.13%	1.82%
90 days or more	24,050	$2,341,837	9.36%	7.67%	26,459	$2,545,313	11.12%	8.97%
Total Delinquent Loans	39,307	$3,947,862	15.30%	12.92%	42,776	$4,188,566	17.97%	14.77%
Loans in Foreclosure(2)	9,800	$1,057,710	3.81%	3.46%	9,599	$975,961	4.03%	3.44%

	As of December 31, 2005				As of September 30, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	304,153	$37,424,696	100.00%	100.00%	299,223	$39,232,629	100.00%	100.00%
Period of Delinquency(1)
30-59 days	15,854	$1,678,284	5.21%	4.48%	15,995	$1,936,476	5.35%	4.94%
60-89 days	7,701	$773,139	2.53%	2.07%	9,021	$1,101,279	3.01%	2.81%
90 days or more	34,669	$3,336,423	11.40%	8.92%	39,611	$4,411,617	13.24%	11.24%
Total Delinquent Loans	58,224	$5,787,845	19.14%	15.47%	64,627	$7,449,371	21.60%	18.99%
Loans in Foreclosure(2)	9,057	$924,118	2.98%	2.47%	12,413	$1,629,316	4.15%	4.15%

(1) Includes 24,210 loans totaling $2,488,223 for September 30, 2006, which were delinquent at the time of transfer to Ocwen.
(2) Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Ocwen
Real Estate Owned
(Dollars in Thousands)

	As of December 31, 2003		As of December 31, 2004		As of December 31, 2005		As of September 30, 2006
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Total Portfolio	256,891	$30,551,242	237,985	$28,367,753	304,153	$37,424,696	299,223	$39,232,629
Foreclosed Loans(1)	4,849	$437,510	4,858	$439,890	4,475	$390,412	5,397	$548,618
Foreclosure Ratio(2)	1.89%	1.43%	2.04%	1.55%	1.47%	1.04%	1.80%	1.40%

(1) For the purpose of these tables, “Foreclosed Loans” means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.
(2) The “Foreclosure Ratio” is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen
Loan Gain/(Loss) Experience
(Dollars in Thousands)

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of September 30, 2006
Total Portfolio(1)	$30,551,242	$28,367,753	$37,424,696	$39,232,629
Net Gains/(Losses)(2)(3)	$(249,516)	$(348,145)	$(406,451)	$(406,360)
Net Gains/(Losses) as a Percentage of Total Portfolio	(0.82)%	(1.23)%	(1.09)%	(1.04)%

(1) “Total Portfolio” on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.
(2) “Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.
(3) Includes ($133,613) as of September 30, 2006 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

Prior Securitizations

In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which Ocwen was serving as servicer, Ocwen has not been terminated as a servicer in any of those transactions, and Ocwen has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system (“REALServicing”). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

Over the past three years, there have been no material changes in Ocwen’s servicing policies and procedures.

  THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement. The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, (vi) the Net WAC Rate Carryover Reserve Account, (vii) the right to any payments received under the Interest Rate Cap Agreement as deposited into the Cap Account and (viii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account.

The NIMS Insurer, if any, the Mezzanine Insurers, the Swap Provider and the Interest Rate Cap Provider will each be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, and the Mezzanine Insurers will each have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” and “—Rights of the Mezzanine Insurers” in this term sheet supplement.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trust administrator pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the Cut-off Date Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed in blank or to the trustee on behalf of the certificateholders and the other related documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator. The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded as set forth in the Pooling and Servicing Agreement.

Within 45 days of the closing date, the trustee, or a custodian on its behalf, will review the Mortgage Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or other related document is found not to conform to the review criteria set forth in the Pooling and Servicing Agreement in any material respect and such defect is not cured within 90 days following notification thereof to the seller or the originator, as applicable, by the trustee, or a custodian on its behalf, the seller or the originator, as applicable, will be obligated to either (i) substitute for such Mortgage Loan a qualified substitute mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at the Purchase Price. The Purchase Price will be required to be remitted to the trust administrator for deposit in the Distribution Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the seller or the originator to repurchase or substitute for a Deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and other related documents available to the trustee or the certificateholders.

In connection with the substitution of a qualified substitute mortgage loan, the seller or the originator, as applicable will be required to remit to the servicer for deposit in the custodial account on or prior to the next succeeding Determination Date after such obligation arises the Substitution Adjustment Amount.

Pursuant to the Mortgage Loan Purchase Agreement (as assigned to the depositor pursuant to the Assignment Agreement and to the trustee pursuant to the Pooling and Servicing Agreement), the originator made certain representations and warranties as to the accuracy in all material respects of certain information with respect to each Mortgage Loan (e.g., the Mortgage Rate). Pursuant to the Assignment Agreement, the seller or the originator will make certain additional representations and warranties regarding the Mortgage Loans including, that: (i) each Mortgage Loan complied, at the time of origination, in all material respects with applicable federal, state and local laws including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory and abusive lending, or disclosure laws applicable to the Mortgage Loan; (ii) the Mortgage Loans are not subject to the requirements of the Homeownership Act and no Mortgage Loan is subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to the Homeownership Act; (iii) the prepayment penalties included in the transaction are enforceable and were originated in compliance with all applicable federal, state and local laws; (iv) none of the Mortgage Loans are High Cost as defined by the applicable predatory and abusive lending laws; (v) no Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor’s LEVELS Version 5.7 Glossary Revised, Appendix E) and (vi) no Mortgage Loan originated from and including October 1, 2002 to and including March 6, 2003, is secured by property located in the State of Georgia. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and other related documents, the discovering party will promptly notify the trust administrator or the trustee, as applicable, and such party will inform the other parties to the Pooling and Servicing Agreement, the originator and the seller of such breach and if the originator or the seller, as applicable, fails to remedy such breach, the trustee will enforce the obligations of the originator or the seller, as applicable, under the Mortgage Loan Purchase Agreement or the Assignment Agreement, as applicable, to effect a cure by either (i) as permitted pursuant to the Mortgage Loan Purchase Agreement (in the case of the originator) or pursuant to the Pooling and Servicing Agreement (in the case of the seller), as applicable, substituting for such Deleted Mortgage Loan a qualified substitute mortgage loan or (ii) repurchasing such Deleted Mortgage Loan from the trust at a price generally equal to the Purchase Price, in each case to the extent set forth in the Mortgage Loan Purchase Agreement or Pooling and Servicing Agreement, as applicable. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement or the related Assignment Agreement that materially and adversely affects the interests of the certificateholders.

Pursuant to the Pooling and Servicing Agreement, the servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The servicer will establish and maintain a collection account for the benefit of the certificateholders. Upon receipt by the servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances, reimbursements for payments due on or prior to the cut-off date and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the servicer will deposit such amounts in the collection account for remittance to the trust administrator on the Remittance Date. Amounts on deposit in the collection account may be invested in permitted investments maturing on or before the business day prior to the related Remittance Date. The trust administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted from the servicer for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. Amounts on deposit in the Distribution Account may be invested in permitted investments maturing on or before the business day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the trust administrator or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date.

Any amounts received on a mortgage loan (including, but not limited to monthly payments, prepayments or liquidation proceeds) will first be applied to payments due on or prior to the Cut-off Date before such amounts are available to the trust.

Advances

Subject to the following limitations, the servicer will be obligated to advance or cause to be advanced to the master servicer on or before each Remittance Date from (i) its own funds, (ii) funds in the collection account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), all Advances for such Distribution Date.

Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on the related Mortgage Loan as to which such Advances were made. With respect to any balloon mortgage loans, neither the servicer nor the master servicer will make any advances covering the balloon payment. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the servicer’s obligation to make Advances as to any Mortgage Loan will continue through the last scheduled payment due prior to the payment in full or until the recovery of all liquidation proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the Mortgage Loan. Failure by the servicer to remit any required Advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement, would constitute an event of default under the Pooling and Servicing Agreement. Such event of default will then obligate the master servicer or the trustee, as successor servicer (subject to a determination of recoverability) to advance such amounts to the extent provided in the Pooling and Servicing Agreement.

All Advances will be reimbursable to the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer), as applicable, from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer), as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer), as applicable, from general funds in the collection account or the distribution account. In addition, the servicer may reimburse itself for any unreimbursed Advances to the extent of funds held in the collection account for future distribution that were not included in Available Funds for such Distribution Date (provided that such amounts must be deposited into the collection account prior to the next Remittance Date on which such amounts are to be included in the distribution for the related Distribution Date). The master servicer or the trustee (in its capacity as successor servicer or successor master servicer) may reimburse the servicer or the master servicer, as applicable, or recover from amounts in the distribution account the amount of any Advance that remains unreimbursed to the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer), as applicable, from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the trust administrator for distribution on the certificates.

Subject to the following limitations, the servicer will be obligated to advance or cause to be advanced to the master servicer, from time to time, from (i) its own funds, (ii) funds in the collection account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), Servicing Advances. In the course of performing its servicing obligations, the servicer (or if the servicer fails in such obligation, the master servicer or the trustee, in its capacity as successor servicer or successor master servicer) will also make Servicing Advances. The right to reimbursement for Servicing Advances includes late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the servicer (including any successor servicer) or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the advancing party from general funds in the collection account or the distribution account with regard to the master servicer and the collection account with regard to the servicer (including any successor servicer). In addition, the servicer may reimburse itself for any unreimbursed Servicing Advances to the extent of funds held in the collection account for future distribution that were not included in Available Funds for such Distribution Date (provided that such amounts must be deposited into the collection account prior to the next Remittance Date on which such amounts are to be included in the distribution for the related Distribution Date).

Servicing Fee and Other Compensation and Payment of Expenses

The principal compensation to be paid to the servicer in respect of its servicing activities will be the Servicing Fee which will accrue at the Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees, Prepayment Interest Excess and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any servicing accounts. The servicer is obligated to deposit into the collection account and remit to the master servicer any Compensating Interest but only in an amount up to its Servicing Fee for the related Distribution Date. In the event that the servicer fails to pay Compensating Interest required to be paid by it on any Distribution Date, the master servicer or (if the master servicer is the same entity as the servicer) the trustee as successor servicer will be required to pay such unpaid amount, but only to the extent set forth in the Pooling and Servicing Agreement.

The principal compensation to be paid to the master servicer in respect of its servicing activities will be the Master Servicing Fee which will accrue at the Master Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the master servicer is entitled to retain the investment income on funds in the distribution account.

Events of Default and Removal of Servicer or Master Servicer

The circumstances under which the servicer or master servicer may be removed are set forth under “Description of the Securities—Events of Default” in the prospectus.

In the event of a servicer event of default, the master servicer or (if the master servicer is the same entity as the servicer) the trustee (or a successor servicer selected by the master servicer or the trustee) will become the successor servicer under the Pooling and Servicing Agreement and in the event of an Event of Default regarding the master servicer, the trustee will become the successor master servicer under the Pooling and Servicing Agreement (or, the trustee may, with the consent of the Mezzanine Insurers, if it shall be unwilling to continue to so act as servicer or master servicer, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer or master servicer, as the case may be, as are set forth in the Pooling and Servicing Agreement). The master servicer or the trustee, in its capacity as successor servicer, (or such other successor servicer) immediately will assume all of the obligations of the terminated servicer to make Advances. As compensation therefor, the master servicer or the trustee (or such other successor servicer) will be entitled to such compensation as the terminated servicer would have been entitled to under the Pooling and Servicing Agreement if no such notice of termination had been given.

Subject to the terms of the Pooling and Servicing Agreement, the trust administrator or, in the case of a master servicer event of default, the trustee will be required to notify certificateholders, the Mezzanine Insurers and the rating agencies of any event of a default by the servicer or master servicer actually known to a responsible officer of the trust administrator or, in the case of a master servicer event of default, the trustee, and of the appointment of any successor servicer or master servicer.

All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor servicer or master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor servicer or master servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer, the master servicer or the trustee (in which case the successor servicer, the master servicer or the trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the trust).

If the master servicer and the trust administrator are the same entity, then at any time the master servicer resigns or is removed as master servicer, the trust administrator shall likewise be removed as trust administrator.

Limitations on Liability and Indemnification of the Trustee and the Trust Administrator

The Pooling and Servicing Agreement will provide that the trustee and the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party’s agents and counsel, in the ordinary course of such party’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the master servicer’s or the servicer’s obligations and duties under the Pooling and Servicing Agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the master servicer or the servicer under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the Pooling and Servicing Agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations under the Pooling and Servicing Agreement with respect to REMIC administration. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders.

For a description of the limitations on the liability of the trustee and the trust administrator, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the prospectus.

Removal of the Trustee and the Trust Administrator

If at any time the trustee or trust administrator becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the depositor, the Mezzanine Insurers or the NIMS Insurer, if any, or if at any time the trustee or trust administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the respective property of the trustee or trust administrator is appointed, or any public officer takes charge or control of the trustee or trust administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor, the Mezzanine Insurers or the NIMS Insurer, if any, may remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the Mezzanine Insurers and the NIMS Insurer, if any, by written instrument, in duplicate, which instrument will be delivered to the removed trustee or trust administrator, as applicable, and to the successor trustee or trust administrator. A copy of such instrument will be delivered to the certificateholders, the servicer and the master servicer by the depositor.

The certificateholders entitled to at least 51% of the voting rights, the Mezzanine Insurers or the NIMS Insurer, if any, upon failure of the trustee or trust administrator to perform its obligations may at any time remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the Mezzanine Insurers and the NIMS Insurer, if any, by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee or trust administrator, as applicable, and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders, the servicer and the master servicer by the depositor.

Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the trustee or trust administrator may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the trustee or trust administrator and appointment of a successor trustee or trust administrator will not become effective until acceptance of appointment by the successor trustee or trust administrator.

If the master servicer and the trust administrator are the same entity, then at any time the trust administrator resigns or is removed as trust administrator, the master servicer shall likewise be removed as master servicer.

The Credit Risk Manager

Clayton Fixed Income Services Inc., a Colorado corporation, will act as the trust’s representative in advising the servicer regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and reporting to the depositor on the performance of such Mortgage Loans and the collection of any prepayment charges with respect to the Mortgage Loans and will provide, on a monthly basis, certain reports to the trust regarding the performance of the Mortgage Loans and the collection of such prepayment charges. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicer and/or the master servicer in performing its advisory and monitoring functions.

The credit risk manager will be entitled to receive the Credit Risk Manager Fee until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer, the master servicer, the trust administrator and the trustee with the consent of the Mezzanine Insurers and the NIMS Insurer, if any, and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

The Pooling and Servicing Agreement may also be amended from time to time by the depositor, the servicer, the master servicer, the trust administrator and the trustee with the consent of the Mezzanine Insurers and the NIMS Insurer and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders or the Interest Rate Swap Provider without prior written consent from such adversely affected certificateholders or the Interest Rate Swap Provider, as applicable.

None of the depositor, the servicer, the master servicer, the trust administrator nor the trustee may enter into an amendment of the Pooling and Servicing Agreement that would significantly change the permitted activities of the Trust without the consent of the Mezzanine Insurers and the NIMS Insurer, if any, and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates. Promptly after the execution of any amendment the Trust Administrator will furnish a copy of such amendment to each certificateholder.

Evidence as to Compliance

The servicer, the master servicer, the trust administrator and any other party who is engaged by any of the preceding parties and that meets the criteria set forth in 1108(a)(2)(i), (ii) or (iii) of Regulation AB are required to deliver to the depositor, the master servicer and the trust administrator in March of each year, starting in March 2008, an officer’s certificate stating that (i) a review of such party’ activities during the reporting period and of its performance under the Pooling and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that in March of each year, starting in March 2008, each party participating in the servicing function will provide to the depositor, the trust administrator and the master servicer a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

The majority holder of the Class CE Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor) or, if such majority holder fails to exercise such option, the servicer, the master servicer, the Mezzanine Insurers and the NIMs Insurer, if any (in that order) will have the right to purchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date. In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees or Credit Risk Management Fees allocable to such Mortgage Loans and REO Properties and any other amounts owed to the servicer, the master servicer, the trust administrator or the trustee under the Pooling and Servicing Agreement, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire, the note balance of the notes issued pursuant to any indenture which are secured by all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates and any amounts owed to the Mezzanine Insurers and to the NIMS Insurer, if any, at the time the option is exercised, provided, further, that the consent of the Mezzanine Insurers will be required if such optional termination will cause a claim under the Class M-8 Policy or if any amount owed to the Mezzanine Insurers will not be fully reimbursed after the termination. In the event the majority holder of the Class CE Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor), the servicer, the master servicer, the Mezzanine Insurers or the NIMS Insurer, if any, exercises this option, the portion of the purchase price allocable to the Class A Certificates and the Mezzanine Certificates will be, to the extent of Available Funds:

(i) 100% of the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, plus

(ii) interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates at the then applicable Pass-Through Rate for the class, plus

(iii) any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and the Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (distributable from the Net WAC Rate Carryover Reserve Account), plus

(iv) in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

The servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would maximize the proceeds for the trust on such Mortgage Loan. However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected. In addition, the servicer has the option to purchase Mortgage Loans that become 90 days or more delinquent.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Cap Account, the Supplemental Interest Trust, any Servicer Prepayment Charge Payment Amounts, the Interest Rate Cap Agreement and the Interest Rate Swap Agreement) as a REMIC for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Class A Certificates, the Mezzanine Certificates, the Class CE Certificates (exclusive of any right of the holder of such Certificates to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account or the Net WAC Rate Carryover Reserve Account) and the Class P Certificates (exclusive of any right to receive Servicer Prepayment Charge Payment Amounts) will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMICs” in the prospectus.

For federal income tax reporting purposes, the Class A Certificates and the Mezzanine Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the prepayment assumption set forth under “Prepayment and Yield Considerations” in this free writing prospectus. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs” in the prospectus.

The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the Internal Revenue Service could assert that the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

It appears that a reasonable method of reporting original issue discount with respect to the offered certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See “Federal Income Tax Consequences—REMICs” in the prospectus.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMICs” in the prospectus.

Each holder of a Class A Certificate and a Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount and the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Swap Account, the Cap Account, the Interest Rate Cap Agreement and the Interest Rate Swap Agreement are not assets of any REMIC. The REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement (multiplied by 250) to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate may exceed the actual amount of distributions on the Class A Certificate or Mezzanine Certificate.

The treatment of amounts received by a holder of a Class A Certificate and a Mezzanine Certificate under such holder’s right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A Certificate and a Mezzanine Certificate must allocate its purchase price for such certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust administrator will, as required, treat payments made to the holders of the Class A Certificates and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the trust administrator may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value. The value of such amount may be obtained from the trust administrator upon request to the extent it is provided to the trust administrator by the underwriter. Under the REMIC regulations, the trust administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trust administrator’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the notional principal contract regulations.

Any payments made to a beneficial owner of a Class A Certificate or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A Certificate or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A Certificate or Mezzanine Certificate may have income that exceeds cash distributions on the Class A Certificate or Mezzanine Certificate, in any period and over the term of the Class A Certificate or Mezzanine Certificate. As a result, the Class A Certificate or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Class A Certificate or a Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the notional principal contract regulations allocable to the related Class A Certificate or Mezzanine Certificate, as the case may be. A holder of an offered certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Carryover Amount. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the Net WAC Rate Carryover Amount is treated as a separate right of the Class A Certificates and Mezzanine Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iv) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement or (v) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the offered certificates. The responsibility for filing annual federal information returns and other reports will be borne by the trust administrator. See “Federal Income Tax Consequences—REMICs” in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

  ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to UBS Securities LLC an administrative exemption (Prohibited Transaction Exemption, or PTE, 91-22, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the prospectus.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 95-60 (for transactions by insurance company general accounts), 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Each beneficial owner of an offered Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the offered Mezzanine Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Moody’s or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95 60 have been satisfied.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the this section shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the trust administrator, the master servicer, the servicer, the Mezzanine Insurers and any the NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

  LEGAL INVESTMENT

None of the Certificates will constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the prospectus.

  GLOSSARY OF TERMS

The “Adjustment Date” with respect to each adjustable-rate Mortgage Loan is the date on which the Mortgage Rate of the Mortgage Loan changes pursuant to the related mortgage note.

An “Advance” with respect to any Distribution Date is an amount remitted by the servicer under the Pooling and Servicing Agreement equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than with respect to balloon payments, and that were delinquent on the business day immediately prior to the related Determination Date, unless determined to be nonrecoverable and, with respect to balloon loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan, unless determined to be nonrecoverable.

An “Allocated Realized Loss Amount” with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Mezzanine Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unreimbursed from previous Distribution Dates minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

“Assignment Agreement” means the Assignment and Recognition Agreement, dated as of the Closing Date, among the seller, the depositor and the originator.

A “Mezzanine Insurers Default” means the continuance of any failure by the Mezzanine Insurers to make a required payment under the policy insuring the Class M-8 Certificates.

The “Closing Date” means February 27, 2007.

“Compensating Interest” for any Distribution Date is an amount, not to exceed the lesser of (x) the aggregate of the Prepayment Interest Shortfall, if any, after netting the aggregate Prepayment Interest Excess, if any, for such Distribution Date and (y) the Servicing Fee for such Distribution Date, remitted by the servicer to the master servicer in respect of any Prepayment Interest Shortfall.

The “Credit Risk Manager Fee” for any Distribution Date is the premium payable to the credit risk manager at the Credit Risk Manager Fee Rate on the then current aggregate principal balance of the Mortgage Loans. Such fee will be paid monthly from the trust in accordance with the Pooling and Servicing Agreement.

“Credit Risk Manager Fee Rate” is 0.0125% per annum.

The “Cut-off Date” means February 1, 2007.

The “Cut-off Date Principal Balance” is the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

A “Deleted Mortgage Loan” is a Mortgage Loans replaced or to be replaced by a Qualified Substitute Mortgage Loan.

The “Determination Date” with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the business day immediately preceding such 15th day.

The “Distribution Date” means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in March 2007.

The “Due Date” with respect to each Mortgage Loan is the date on which the scheduled payment is due each month.

The “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Gross Margin” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note that is added to the Index on each Adjustment Date.

The “Homeownership Act” means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

The “Index” with respect to each adjustable-rate Mortgage Loan is Six-Month LIBOR.

The “Initial Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may decrease or increase on the first Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

The “Master Servicing Fee” with respect to any Distribution Date is an amount equal to one-twelfth of the Master Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

“Master Servicing Fee Rate” is 0.009% per annum.

The “Maximum Mortgage Rate” with respect to each adjustable-rate Mortgage Loan is the specified maximum Mortgage Rate over the life of such Mortgage Loan.

The “Minimum Mortgage Rate” means, with respect to each adjustable-rate Mortgage Loan is the specified minimum Mortgage Rate over the life of such Mortgage Loan.

A “Mortgage Loan” is any of the Mortgage Loans included in the trust.

The “Mortgage Loan Purchase Agreement” means the Originator Master Agreement as defined in the Pooling and Servicing Agreement which is the agreement pursuant to which the Sponsor purchased the Mortgage Loans from the Originator.

The “Mortgage Pool” means the pool of Mortgage Loans included in the trust.

The “Mortgage Rate” is the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note.

A “Mortgaged Property” is the property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

The “Net WAC Rate Carryover Reserve Account” means an account established under the Pooling and Servicing Agreement from which distributions in respect of Net WAC Rate Carryover Amounts on the certificates will be made.

The “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period.

A “NIMS Insurer Default” means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

The “Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease on the Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

A “Plan” means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

The “Pool Balance” as of any date is equal to the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool.

The “Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of February 1, 2007, among the depositor, the servicer, the master servicer, the trust administrator and the trustee.

“Prepayment Interest Excess” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment in full that was applied during the portion of the related Prepayment Period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last day of the related Prepayment Period, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

A “Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment that was applied during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

The “Prepayment Period” for any Distribution Date is the period commencing on the 16th day of the calendar month preceding the related Distribution Date (and in the case of the first Distribution Date, commencing on February 1, 2007) and ending on the 15th day of the calendar month in which such Distribution Date occurs for prepayments in full and the calendar month preceding the month in which such Distribution Date occurs for any partial prepayment.

The “Principal Balance” of any Mortgage Loan as of any date is an amount equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan.

The “Purchase Price” with respect to any Mortgage Loan that is purchased by the seller is a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicer, plus any costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted by the seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

“Realized Loss” means, with respect to any defaulted Mortgage Loan that is charged off or finally liquidated, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts used for reimbursement for outstanding payments due on or prior to the Cut-off Date and amounts reimbursable to the servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the “Net Liquidation Proceeds”) in respect of such Mortgage Loan.

The “Relief Act” means the Servicemembers Civil Relief Act.

The “Remittance Date” with respect to any Distribution Date, the 24th day of the calendar month in which such Distribution Date occurs or, if such 24th day is not a Business Day, the business day immediately preceding such 24th day.

An “REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Mortgage Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

A “Servicing Advance” with respect to any Distribution Date is an amount remitted by the servicer equal to all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any administrative, enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage, (iv) refunding to any mortgagor such prepaid origination fees and/or finance charges that are subject to reimbursement upon a principal prepayment of the related Mortgage Loan to the extent such reimbursement is required by applicable law and (v) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement.

The “Servicing Fee” with respect to any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Servicing Fee Rate” is 0.500% per annum.

“Six-Month LIBOR” means the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

The “Substitution Adjustment Amount” with respect to any Mortgage Loan that is purchased by the seller is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

A “Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The “Swap Termination Payment” means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

ANNEX - INITIAL MORTGAGE LOAN STATISTICAL INFORMATION

Statistics in the collateral tables are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-off Date scheduled balances of the related mortgage loans, and subject to a 5% variance.

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-Off Date scheduled balances of the related mortgage loan, and subject to a 5% variance.

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	5,018
Aggregate Current Principal Balance:	$992,213,360
Average Current Principal Balance:	$197,731	$11,012-$1,500,000
Aggregate Original Principal Balance:	$993,268,492
Average Original Principal Balance:	$197,941	$11,020-$1,500,000
Fully Amortizing Non-IO Mortgage Loans:	30.94%
Fully Amortizing IO Mortgage Loans:	11.83%
Balloon Loans:	57.22%
1st Lien:	88.76%
Wtd. Avg. Gross Coupon:	8.223%	5.370%-13.250%
Wtd. Avg. Original Term(months):	359	180-360
Wtd. Avg. Remaining Term(months):	356	167-358
Wtd. Avg. Margin(ARM Loan Only):	6.414%	2.850%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.345%	11.870%-17.725%
Minimum Interest Rate (ARM Loans Only):	7.851%	5.000%-11.225%
Wtd. Avg. Original LTV(1):	82.83%	14.90%-100.00%
Wtd. Avg. Borrower FICO:	644	500-817
Geographic Distribution (Top 5):	CA	39.73%
	FL	10.04%
	NY	9.48%
	MA	4.79%
	MD	4.47%

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	674	23,775,038	2.40	35,275	11.070	97.87	647	32.88	92.57
50,000.01 to 100,000.00	1,101	82,166,642	8.28	74,629	10.470	93.86	646	27.90	69.61
100,000.01 to 150,000.00	727	89,944,361	9.07	123,720	9.189	85.85	634	35.62	30.57
150,000.01 to 200,000.00	555	97,712,837	9.85	176,059	8.234	79.87	632	32.26	3.71
200,000.01 to 250,000.00	412	92,936,833	9.37	225,575	8.026	80.24	637	32.08	0.71
250,000.01 to 300,000.00	384	105,564,669	10.64	274,908	7.811	80.33	639	28.34	0.50
300,000.01 to 350,000.00	326	105,555,574	10.64	323,790	7.664	80.88	645	21.82	0.00
350,000.01 to 400,000.00	275	103,016,092	10.38	374,604	7.569	81.17	649	18.78	0.00
400,000.01 to 450,000.00	199	84,686,092	8.54	425,558	7.621	81.42	648	18.50	0.00
450,000.01 to 500,000.00	150	71,127,290	7.17	474,182	7.660	81.62	652	15.94	0.00
500,000.01 to 550,000.00	79	41,486,272	4.18	525,143	7.938	80.21	649	11.44	0.00
550,000.01 to 600,000.00	45	25,798,534	2.60	573,301	7.612	83.06	664	22.32	0.00
600,000.01 to 650,000.00	24	14,942,330	1.51	622,597	8.056	83.36	663	16.61	0.00
650,000.01 to 700,000.00	23	15,468,227	1.56	672,532	7.561	81.01	683	21.84	0.00
700,000.01 to 750,000.00	12	8,846,135	0.89	737,178	8.444	84.58	642	16.85	0.00
750,000.01 to 800,000.00	9	6,954,111	0.70	772,679	7.520	84.28	646	43.89	0.00
800,000.01 to 850,000.00	9	7,550,580	0.76	838,953	7.715	86.63	637	11.25	0.00
850,000.01 to 900,000.00	2	1,776,228	0.18	888,114	8.413	72.42	582	0.00	0.00
900,000.01 to 950,000.00	4	3,760,217	0.38	940,054	7.170	82.71	669	0.00	0.00
950,000.01 to 1,000,000.00	2	1,952,697	0.20	976,348	7.330	87.52	630	51.08	0.00
1,000,000.01 to 1,250,000.00	4	4,394,026	0.44	1,098,507	7.283	82.56	657	25.59	0.00
1,250,000.01 to 1,500,000.00	2	2,798,575	0.28	1,399,288	6.623	54.97	752	100.00	0.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	5	2,588,047	0.26	517,609	5.439	79.95	724	35.49	0.00
5.501 to 6.000	69	25,025,707	2.52	362,691	5.803	76.37	725	48.58	0.00
6.001 to 6.500	164	56,954,215	5.74	347,282	6.319	79.72	692	41.45	0.00
6.501 to 7.000	357	110,138,966	11.10	308,513	6.814	79.89	672	26.09	0.00
7.001 to 7.500	469	138,642,218	13.97	295,612	7.315	80.91	655	24.82	0.00
7.501 to 8.000	714	199,194,041	20.08	278,983	7.807	80.41	638	23.49	0.02
8.001 to 8.500	538	131,537,068	13.26	244,493	8.287	80.48	629	23.17	0.21
8.501 to 9.000	528	115,985,684	11.69	219,670	8.773	82.09	622	21.79	1.89
9.001 to 9.500	316	59,002,202	5.95	186,716	9.279	83.67	619	26.14	7.40
9.501 to 10.000	373	41,288,245	4.16	110,692	9.809	86.45	604	32.95	22.98
10.001 to 10.500	182	18,565,630	1.87	102,009	10.323	91.63	625	31.81	48.61
10.501 to 11.000	479	37,920,137	3.82	79,165	10.847	97.13	648	18.79	83.55
11.001 to 11.500	308	23,650,064	2.38	76,786	11.256	99.06	648	9.89	96.48
11.501 to 12.000	176	11,131,690	1.12	63,248	11.819	99.30	648	19.48	99.10
12.001 to 12.500	141	8,771,532	0.88	62,209	12.359	99.54	641	8.50	100.00
12.501 to 13.000	198	11,768,955	1.19	59,439	12.766	99.46	634	3.55	100.00
13.001 to 13.500	1	48,957	0.00	48,957	13.250	100.00	647	0.00	100.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	65	12,567,911	1.27	193,352	9.534	74.02	511	43.18	0.00
520 to 539	85	18,822,209	1.90	221,438	8.674	77.17	529	49.57	0.00
540 to 559	129	29,220,686	2.95	226,517	8.832	80.31	551	46.10	0.00
560 to 579	135	27,328,473	2.75	202,433	8.826	83.67	569	49.01	0.00
580 to 599	346	62,916,803	6.34	181,840	8.307	80.60	589	65.14	2.45
600 to 619	915	174,938,178	17.63	191,189	8.530	82.72	610	25.01	9.95
620 to 639	925	176,125,626	17.75	190,406	8.471	83.38	630	16.69	13.31
640 to 659	781	145,922,270	14.71	186,840	8.330	83.90	649	17.28	14.82
660 to 679	533	108,664,217	10.95	203,873	8.048	84.22	669	18.65	14.13
680 to 699	372	75,222,144	7.58	202,210	7.817	83.66	689	16.78	14.81
700 to 719	313	63,266,197	6.38	202,128	7.619	83.60	709	15.80	14.54
720 to 739	201	44,789,421	4.51	222,833	7.441	81.54	730	19.06	13.15
740 to 759	119	26,338,628	2.65	221,333	7.400	84.07	750	17.39	14.00
760 to 779	58	14,875,406	1.50	256,473	6.950	82.53	769	47.86	8.76
780 to 799	29	8,596,393	0.87	296,427	6.900	76.75	790	45.97	9.01
800 to 819	12	2,618,798	0.26	218,233	7.202	81.36	808	78.10	5.33
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	441	77,700,376	7.83	176,191	7.989	80.86	646	23.58	8.70
30.01 to 35.00	394	63,128,496	6.36	160,225	8.294	81.64	637	32.28	9.40
35.01 to 40.00	734	133,129,292	13.42	181,375	8.186	82.55	643	23.36	11.04
40.01 to 45.00	1,295	256,991,491	25.90	198,449	8.271	83.08	649	20.94	12.51
45.01 to 50.00	1,727	362,793,665	36.56	210,072	8.340	83.06	646	21.40	12.94
50.01 to 55.00	371	84,537,142	8.52	227,863	7.846	83.97	632	50.21	5.36
55.01 or more	56	13,932,899	1.40	248,802	7.919	84.60	626	45.93	3.60
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
First Lien	3,340	880,707,508	88.76	263,685	7.854	80.70	643	26.34	0.00
Second Lien	1,678	111,505,852	11.24	66,452	11.139	99.65	660	16.26	100.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	54	10,501,204	1.06	194,467	7.348	41.18	646	36.36	0.00
50.01 to 55.00	28	6,010,420	0.61	214,658	7.781	52.74	621	24.62	0.00
55.01 to 60.00	32	7,026,135	0.71	219,567	7.573	58.28	646	34.55	0.00
60.01 to 65.00	46	11,385,000	1.15	247,500	8.207	63.33	592	24.21	0.00
65.01 to 70.00	91	22,590,021	2.28	248,242	7.869	68.70	608	24.55	0.00
70.01 to 75.00	100	26,163,326	2.64	261,633	7.757	73.97	622	24.84	0.00
75.01 to 80.00	2,274	600,072,835	60.48	263,884	7.778	79.91	650	21.19	0.00
80.01 to 85.00	190	52,876,304	5.33	278,296	7.914	84.46	613	37.21	0.20
85.01 to 90.00	256	73,121,163	7.37	285,630	8.097	89.58	635	40.01	0.93
90.01 to 95.00	348	73,011,678	7.36	209,804	8.537	94.68	640	43.90	6.57
95.01 to 100.00	1,599	109,455,276	11.03	68,452	11.025	99.94	661	17.76	96.77
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	1,440	250,088,732	25.21	173,673	7.963	83.25	631	100.00	7.25
Limited Documentation	742	174,597,926	17.60	235,307	7.704	83.30	641	0.00	8.19
Lite Documentation	247	52,127,531	5.25	211,043	7.998	84.89	634	0.00	11.34
Streamlined Documentation	2,221	409,668,084	41.29	184,452	8.658	83.77	660	0.00	17.70
Stated Documentation	368	105,731,087	10.66	287,313	8.119	76.42	628	0.00	0.62
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	3,394	593,138,679	59.78	174,761	8.396	83.97	653	21.14	15.29
Cash Out Refinance	1,512	372,699,498	37.56	246,494	7.982	81.11	631	30.58	5.14
Rate & Term Refinance	112	26,375,183	2.66	235,493	7.748	81.65	651	40.62	6.18
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	3,468	681,062,298	68.64	196,385	8.198	82.66	641	25.49	11.16
Planned Unit Development	660	121,342,015	12.23	183,852	8.368	83.26	641	28.64	12.16
Condominium	546	94,945,728	9.57	173,893	8.126	83.12	656	26.32	11.44
Two to Four Family	344	94,863,320	9.56	275,765	8.315	83.27	663	17.64	10.41
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	4,818	955,712,266	96.32	198,363	8.217	82.71	643	24.82	11.45
Second Home	131	21,172,061	2.13	161,619	8.429	85.51	676	13.80	9.85
Investor Occupied	69	15,329,033	1.54	222,160	8.336	86.70	686	65.04	0.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	1,072	289,647,174	29.19	270,193	7.857	82.02	650	18.54	11.01
Northern California	402	104,599,803	10.54	260,199	8.039	83.27	648	19.12	12.92
Florida	603	99,659,315	10.04	165,272	8.476	82.21	640	26.26	11.31
New York	349	94,030,689	9.48	269,429	8.257	82.68	655	13.95	12.15
Massachusetts	219	47,545,479	4.79	217,103	7.961	81.06	650	28.07	10.15
Maryland	220	44,317,232	4.47	201,442	8.510	83.63	637	27.89	10.99
Illinois	270	42,744,444	4.31	158,313	8.602	84.19	635	38.63	10.71
New Jersey	170	38,182,623	3.85	224,604	8.178	84.00	647	29.33	8.98
Texas	344	35,700,887	3.60	103,782	8.789	83.87	633	39.73	12.92
Washington	184	29,253,420	2.95	158,986	8.268	83.67	636	39.08	11.97
Other	1,185	166,532,294	16.78	140,534	8.588	83.74	634	34.87	10.57
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
91331	14	3,957,894	0.40	282,707	7.884	82.01	675	0.00	16.24
91402	16	3,584,834	0.36	224,052	7.875	83.47	671	23.27	20.46
11221	11	3,560,845	0.36	323,713	8.488	83.08	691	0.00	16.49
91344	9	3,535,201	0.36	392,800	8.539	84.95	619	3.67	10.13
93551	12	3,524,112	0.36	293,676	7.691	84.96	650	19.57	7.34
92880	9	3,340,572	0.34	371,175	6.795	79.92	708	0.00	9.89
92345	18	3,168,119	0.32	176,007	8.116	84.65	649	10.38	15.92
11434	11	2,806,761	0.28	255,160	8.417	85.03	655	2.67	17.34
92336	12	2,776,499	0.28	231,375	7.939	83.58	653	13.50	14.27
94591	9	2,748,221	0.28	305,358	7.791	82.25	629	34.69	11.23
Other	4,897	959,210,303	96.67	195,877	8.232	82.81	644	25.72	11.14
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	83	6,266,356	0.63	75,498	10.664	95.98	651	13.28	80.75
181 to 240	2	321,983	0.03	160,992	8.821	64.45	577	50.03	0.00
301 to 360	4,933	985,625,021	99.34	199,802	8.207	82.76	644	25.27	10.80
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	83	6,266,356	0.63	75,498	10.664	95.98	651	13.28	80.75
181 to 240	2	321,983	0.03	160,992	8.821	64.45	577	50.03	0.00
301 to 360	4,933	985,625,021	99.34	199,802	8.207	82.76	644	25.27	10.80
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 50 YR AMTERM	814	250,300,438	25.23	307,494	7.926	80.72	632	19.23	0.00
2/6 MONTH LIBOR - 40 YR AMTERM	780	209,145,479	21.08	268,135	8.125	80.48	630	21.65	0.00
30YR FXD	1,868	155,736,472	15.70	83,371	10.137	93.38	652	23.14	68.35
2/6 MONTH LIBOR	646	124,891,697	12.59	193,331	8.456	81.78	629	30.74	0.00
2/6 MONTH LIBOR - 60 MONTH IO	141	45,093,270	4.54	319,810	7.295	81.43	659	29.58	0.00
5/6 MONTH LIBOR - 60 MONTH IO	79	26,728,104	2.69	338,330	6.675	82.02	704	34.44	0.00
5/6 MONTH LIBOR - 50 YR AMTERM	80	25,439,867	2.56	317,998	7.069	81.23	704	16.83	0.00
10/6 MONTH LIBOR - 120 MONTH IO	56	24,324,818	2.45	434,372	6.235	74.27	720	48.32	0.00
BALLOON OTHER - 40 YR AMTERM	101	23,293,113	2.35	230,625	7.882	79.32	617	43.21	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	56	16,783,792	1.69	299,711	7.578	81.65	687	11.08	0.00
5/6 MONTH LIBOR	62	14,937,527	1.51	240,928	7.182	80.22	692	30.28	0.00
BALLOON OTHER - 50 YR AMTERM	44	12,634,064	1.27	287,138	7.617	78.50	629	33.01	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	31	8,460,152	0.85	272,908	8.143	83.23	616	31.94	0.00
3/6 MONTH LIBOR	31	5,804,853	0.59	187,253	7.949	82.54	632	21.74	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	16	5,613,046	0.57	350,815	6.957	79.21	714	55.30	0.00
10/6 MONTH LIBOR - 50 YR AMTERM	18	5,530,693	0.56	307,261	7.080	80.82	678	34.06	0.00
5/6 MONTH LIBOR - 120 MONTH IO	16	5,506,980	0.56	344,186	6.694	81.79	702	25.92	0.00
3/6 MONTH LIBOR - 50 YR AMTERM	19	5,477,947	0.55	288,313	8.090	83.37	611	33.40	0.00
2/6 MONTH LIBOR -120 MONTH IO	17	4,737,645	0.48	278,685	7.415	83.71	653	47.11	0.00
30YR FXD -120 MONTH IO	18	4,479,426	0.45	248,857	6.992	78.70	665	54.33	0.00
15YR BALLOON	69	4,323,523	0.44	62,660	11.592	99.60	649	15.07	100.00
3/6 MONTH LIBOR - 60 MONTH IO	10	3,426,617	0.35	342,662	7.446	85.86	647	16.51	0.00
10/6 MONTH LIBOR	18	3,394,735	0.34	188,596	7.165	82.71	697	72.71	0.00
15YR FXD	14	1,942,833	0.20	138,774	8.598	87.93	656	9.29	37.92
10/6 MONTH LIBOR - 60 MONTH IO	4	1,328,537	0.13	332,134	6.768	87.14	701	41.93	0.00
3/6 MONTH LIBOR - 120 MONTH IO	3	918,475	0.09	306,158	7.594	86.67	642	55.52	0.00
7/6 MONTH LIBOR - 120 MONTH IO	2	473,200	0.05	236,600	7.137	80.38	657	57.73	0.00
7/6 MONTH LIBOR - 50 YR AMTERM	1	407,812	0.04	407,812	7.495	85.00	623	100.00	0.00
30YR FXD - 60 MONTH IO	1	396,680	0.04	396,680	6.345	77.80	594	100.00	0.00
7/6 MONTH LIBOR - 40 YR AMTERM	1	359,580	0.04	359,580	6.950	64.90	536	0.00	0.00
20YR FXD	2	321,983	0.03	160,992	8.821	64.45	577	50.03	0.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,846	336,912,160	33.96	182,509	8.520	83.70	645	24.32	14.82
12	132	34,611,449	3.49	262,208	8.433	81.60	642	23.05	8.32
24	2,421	474,681,630	47.84	196,068	8.291	83.11	637	22.57	11.98
36	619	146,008,121	14.72	235,877	7.268	80.24	670	36.34	1.25
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	1,456	427,364,790	43.07	293,520	7.424	80.93	683	21.05	0.05
A	2,755	406,379,204	40.96	147,506	8.910	85.81	633	18.80	26.78
A-	393	70,121,441	7.07	178,426	8.314	80.91	593	61.81	3.51
B+	197	41,183,153	4.15	209,052	8.798	83.25	566	47.08	0.00
B	152	33,224,192	3.35	218,580	8.804	77.99	545	44.26	0.00
C	65	13,940,579	1.40	214,470	9.160	74.44	529	45.22	0.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-05	4	1,277,518	0.16	319,380	8.271	83.15	624	0.00	0.00
2008-06	8	1,960,367	0.25	245,046	8.028	81.64	605	33.08	0.00
2008-07	4	848,537	0.11	212,134	8.346	77.65	589	0.00	0.00
2008-08	20	4,944,799	0.63	247,240	8.915	81.87	625	16.72	0.00
2008-09	98	23,514,286	2.98	239,942	8.426	80.15	610	29.42	0.00
2008-10	500	128,575,198	16.29	257,150	8.337	81.23	618	26.86	0.00
2008-11	1,740	466,762,852	59.15	268,255	7.943	80.85	638	22.01	0.00
2008-12	24	6,284,972	0.80	261,874	7.722	81.99	662	27.13	0.00
2009-05	1	90,818	0.01	90,818	9.920	95.00	571	100.00	0.00
2009-08	2	325,435	0.04	162,717	7.982	80.00	639	0.00	0.00
2009-09	7	1,826,585	0.23	260,941	8.506	86.52	625	78.36	0.00
2009-10	22	5,519,949	0.70	250,907	8.189	83.23	614	33.98	0.00
2009-11	62	16,325,257	2.07	263,311	7.816	83.41	628	21.27	0.00
2011-09	1	164,823	0.02	164,823	9.045	66.00	588	0.00	0.00
2011-10	35	12,850,939	1.63	367,170	7.204	82.29	694	16.37	0.00
2011-11	254	75,229,678	9.53	296,180	7.005	81.32	700	25.51	0.00
2011-12	3	1,150,831	0.15	383,610	7.399	80.00	713	0.00	0.00
2013-11	4	1,240,592	0.16	310,148	7.201	77.41	611	54.89	0.00
2016-09	5	2,854,443	0.36	570,889	6.777	57.72	713	59.80	0.00
2016-10	13	4,796,617	0.61	368,971	6.337	77.43	728	25.46	0.00
2016-11	94	32,540,770	4.12	346,178	6.559	78.63	708	51.74	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	5	2,698,729	0.34	539,746	5.923	86.47	704	0.00	0.00
4.001 to 4.500	1	112,500	0.01	112,500	7.795	90.00	633	100.00	0.00
4.501 to 5.000	123	36,644,278	4.64	297,921	6.634	77.54	682	44.15	0.00
5.001 to 5.500	314	85,633,732	10.85	272,719	7.292	78.86	655	38.42	0.00
5.501 to 6.000	477	129,773,661	16.45	272,062	7.502	79.86	647	33.33	0.00
6.001 to 6.500	787	216,906,047	27.49	275,611	7.791	80.77	646	21.07	0.00
6.501 to 7.000	516	139,628,448	17.69	270,598	8.117	81.00	636	19.77	0.00
7.001 to 7.500	377	98,505,137	12.48	261,287	8.392	82.67	633	18.68	0.00
7.501 to 8.000	301	79,182,733	10.03	263,066	8.704	83.66	630	14.96	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.501 to 5.000	1	311,800	0.04	311,800	6.595	80.00	684	0.00	0.00
5.001 to 5.500	6	2,891,967	0.37	481,995	5.592	79.95	716	31.76	0.00
5.501 to 6.000	66	24,408,273	3.09	369,822	5.798	76.51	726	48.15	0.00
6.001 to 6.500	148	51,087,658	6.47	345,187	6.329	79.34	693	40.20	0.00
6.501 to 7.000	303	94,883,590	12.02	313,147	6.824	80.52	675	23.49	0.00
7.001 to 7.500	399	120,587,189	15.28	302,224	7.320	81.22	659	24.19	0.00
7.501 to 8.000	634	181,780,280	23.04	286,720	7.806	80.42	638	22.11	0.00
8.001 to 8.500	468	118,152,577	14.97	252,463	8.284	80.56	629	22.78	0.00
8.501 to 9.000	429	103,653,876	13.14	241,617	8.775	81.88	621	19.59	0.00
9.001 to 9.500	222	50,347,470	6.38	226,790	9.269	82.35	612	21.14	0.00
9.501 to 10.000	148	27,147,387	3.44	183,428	9.788	83.11	582	32.82	0.00
10.001 to 10.500	49	8,219,869	1.04	167,752	10.253	85.09	569	34.58	0.00
10.501 to 11.000	25	4,914,030	0.62	196,561	10.595	82.02	580	27.62	0.00
11.001 to 11.500	3	699,299	0.09	233,100	11.141	84.22	521	23.07	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.501 to 12.000	5	2,588,047	0.33	517,609	5.439	79.95	724	35.49	0.00
12.001 to 12.500	67	24,625,381	3.12	367,543	5.804	76.54	725	48.61	0.00
12.501 to 13.000	146	50,739,306	6.43	347,529	6.312	79.46	694	40.88	0.00
13.001 to 13.500	304	95,032,559	12.04	312,607	6.823	80.46	675	23.00	0.00
13.501 to 14.000	410	123,950,301	15.71	302,318	7.332	81.16	658	25.72	0.00
14.001 to 14.500	638	182,109,033	23.08	285,437	7.814	80.49	638	21.13	0.00
14.501 to 15.000	467	118,145,192	14.97	252,988	8.302	80.45	629	22.48	0.00
15.001 to 15.500	424	101,267,206	12.83	238,838	8.776	81.97	621	19.21	0.00
15.501 to 16.000	223	50,901,516	6.45	228,258	9.284	82.30	612	21.98	0.00
16.001 to 16.500	146	27,526,601	3.49	188,538	9.816	83.45	582	33.13	0.00
16.501 to 17.000	44	6,786,587	0.86	154,241	10.214	84.60	564	33.90	0.00
17.001 to 17.500	24	4,714,238	0.60	196,427	10.657	82.11	577	28.79	0.00
17.501 to 18.000	3	699,299	0.09	233,100	11.141	84.22	521	23.07	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	8	1,254,793	0.16	156,849	8.597	80.86	593	56.65	0.00
1.500	1	103,757	0.01	103,757	8.720	80.00	587	100.00	0.00
2.000	1	119,751	0.02	119,751	9.300	80.00	638	0.00	0.00
3.000	2,682	714,442,408	90.54	266,384	7.980	81.03	638	22.90	0.00
5.000	209	73,164,557	9.27	350,070	6.604	79.16	706	43.11	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Collateral Summary for the Group I Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-Off Date scheduled balances of the related mortgage loan, and subject to a 5% variance.

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	1,845
Aggregate Current Principal Balance:	$265,849,075
Average Current Principal Balance:	$144,092	$11,012-$684,455
Aggregate Original Principal Balance:	$266,185,468
Average Original Principal Balance:	$144,274	$11,020-$685,000
Fully Amortizing Non-IO Mortgage Loans:	37.43%
Fully Amortizing IO Mortgage Loans:	6.08%
Balloon Loans:	56.50%
1st Lien:	88.86%
Wtd. Avg. Gross Coupon:	8.279%	5.475%-12.950%
Wtd. Avg. Original Term(months):	359	180-360
Wtd. Avg. Remaining Term(months):	355	174-358
Wtd. Avg. Margin(ARM Loan Only):	6.308%	3.328%-7.990%
Maximum Interest Rate (ARM Loans Only):	14.366%	11.975%-17.495%
Minimum Interest Rate (ARM Loans Only):	7.876%	5.000%-10.995%
Wtd. Avg. Original LTV(1):	81.30%	16.70%-100.00%
Wtd. Avg. Borrower FICO:	634	502-817
Geographic Distribution (Top 5):	CA	24.90%
	FL	9.57%
	MA	8.02%
	IL	7.88%
	MD	6.52%

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Current Unpaid Principal Balance of the Group I Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	393	13,373,517	5.03	34,029	11.182	98.59	644	29.26	95.53
50,000.01 to 100,000.00	445	31,843,309	11.98	71,558	10.042	90.59	635	36.06	52.89
100,000.01 to 150,000.00	273	34,331,785	12.91	125,757	8.387	79.34	619	47.95	0.00
150,000.01 to 200,000.00	253	44,157,794	16.61	174,537	8.134	78.03	623	37.01	0.00
200,000.01 to 250,000.00	145	32,288,490	12.15	222,679	7.782	78.95	640	34.28	0.00
250,000.01 to 300,000.00	135	37,243,620	14.01	275,879	7.748	78.33	632	26.99	0.00
300,000.01 to 350,000.00	96	31,015,539	11.67	323,079	7.465	79.13	646	22.72	0.00
350,000.01 to 400,000.00	71	26,604,162	10.01	374,707	7.474	79.43	640	16.78	0.00
400,000.01 to 450,000.00	23	9,585,977	3.61	416,782	7.586	81.02	644	8.59	0.00
450,000.01 to 500,000.00	10	4,720,426	1.78	472,043	7.939	80.01	653	0.00	0.00
650,000.01 to 700,000.00	1	684,455	0.26	684,455	6.000	76.10	705	0.00	0.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Current Mortgage Rates of the Group I Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	1	259,547	0.10	259,547	5.475	77.60	773	0.00	0.00
5.501 to 6.000	14	5,107,582	1.92	364,827	5.826	76.42	716	41.12	0.00
6.001 to 6.500	58	14,689,004	5.53	253,259	6.339	79.54	684	47.28	0.00
6.501 to 7.000	129	31,605,298	11.89	245,002	6.804	78.67	671	25.13	0.00
7.001 to 7.500	151	34,601,217	13.02	229,147	7.320	78.60	648	26.32	0.00
7.501 to 8.000	258	52,217,516	19.64	202,393	7.810	78.95	630	31.24	0.07
8.001 to 8.500	201	35,323,234	13.29	175,737	8.301	78.84	618	36.00	0.23
8.501 to 9.000	207	33,674,656	12.67	162,679	8.768	80.63	615	26.87	2.09
9.001 to 9.500	120	14,593,530	5.49	121,613	9.266	80.56	601	36.96	6.81
9.501 to 10.000	137	12,104,042	4.55	88,351	9.789	80.99	577	38.72	16.82
10.001 to 10.500	67	6,409,692	2.41	95,667	10.293	86.20	581	42.75	30.71
10.501 to 11.000	179	10,368,016	3.90	57,922	10.867	97.85	638	27.42	86.65
11.001 to 11.500	94	4,533,798	1.71	48,232	11.291	99.28	647	16.17	98.14
11.501 to 12.000	66	3,024,426	1.14	45,825	11.835	99.56	640	23.90	100.00
12.001 to 12.500	62	2,710,321	1.02	43,715	12.366	99.75	634	9.26	100.00
12.501 to 13.000	101	4,627,197	1.74	45,814	12.788	99.54	630	2.47	100.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Credit Scores of the Group I Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	31	5,768,609	2.17	186,084	9.591	74.66	513	27.71	0.00
520 to 539	52	10,836,568	4.08	208,396	8.876	75.22	530	32.74	0.00
540 to 559	49	8,478,138	3.19	173,023	8.905	73.33	551	47.28	0.00
560 to 579	53	8,397,193	3.16	158,438	8.896	79.24	570	50.56	0.00
580 to 599	169	23,381,624	8.80	138,353	8.306	79.48	589	76.84	1.87
600 to 619	353	45,045,393	16.94	127,607	8.609	81.91	609	30.32	13.67
620 to 639	366	48,988,550	18.43	133,848	8.605	83.37	630	22.98	17.50
640 to 659	293	41,229,858	15.51	140,716	8.227	82.21	649	19.68	15.10
660 to 679	178	26,081,812	9.81	146,527	7.824	82.82	668	21.49	11.12
680 to 699	107	15,885,495	5.98	148,463	7.549	82.29	689	29.24	11.85
700 to 719	80	12,629,445	4.75	157,868	7.482	81.71	709	15.56	10.23
720 to 739	60	9,875,253	3.71	164,588	7.416	80.35	729	14.68	11.88
740 to 759	34	5,630,350	2.12	165,599	7.104	83.76	750	33.17	10.97
760 to 779	13	2,542,211	0.96	195,555	6.850	79.01	768	31.48	9.34
780 to 799	5	744,561	0.28	148,912	6.587	82.13	787	79.24	15.84
800 to 819	2	334,013	0.13	167,006	7.453	95.00	815	100.00	0.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

DTI Ratios of the Group I Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	121	17,208,196	6.47	142,216	8.045	76.77	636	19.90	9.29
30.01 to 35.00	166	21,122,115	7.95	127,242	8.387	80.74	629	34.67	9.91
35.01 to 40.00	273	35,992,633	13.54	131,841	8.430	81.38	630	26.57	10.90
40.01 to 45.00	452	60,325,729	22.69	133,464	8.409	82.31	641	27.09	14.76
45.01 to 50.00	646	99,460,493	37.41	153,964	8.284	81.44	636	24.88	11.40
50.01 to 55.00	163	26,961,749	10.14	165,410	7.954	81.83	625	66.31	6.04
55.01 or more	24	4,778,160	1.80	199,090	7.588	80.56	606	49.88	2.81
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Lien Status of the Group I Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
First Lien	1,209	236,230,641	88.86	195,393	7.905	79.00	632	31.89	0.00
Second Lien	636	29,618,433	11.14	46,570	11.264	99.63	648	21.35	100.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Original LTV Ratios of the Group I Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	28	4,560,602	1.72	162,879	7.990	41.57	620	17.12	0.00
50.01 to 55.00	20	4,085,214	1.54	204,261	8.160	53.16	594	15.12	0.00
55.01 to 60.00	20	4,321,071	1.63	216,054	7.893	58.13	605	28.02	0.00
60.01 to 65.00	19	4,021,482	1.51	211,657	8.315	62.75	600	11.08	0.00
65.01 to 70.00	46	10,561,134	3.97	229,590	8.243	68.86	591	0.84	0.00
70.01 to 75.00	55	12,429,805	4.68	225,996	7.974	74.07	610	1.48	0.00
75.01 to 80.00	775	148,342,791	55.80	191,410	7.767	79.84	642	29.15	0.00
80.01 to 85.00	87	18,122,571	6.82	208,305	7.844	84.49	620	43.38	0.00
85.01 to 90.00	93	19,004,561	7.15	204,350	8.211	89.48	635	52.76	0.72
90.01 to 95.00	96	10,847,868	4.08	112,999	9.197	94.59	617	87.81	13.71
95.01 to 100.00	606	29,551,975	11.12	48,766	11.078	99.94	650	25.97	94.73
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Documentation Levels of the Group I Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	622	81,654,689	30.71	131,278	8.151	84.13	622	100.00	7.74
Limited Documentation	234	35,737,744	13.44	152,725	7.696	79.70	636	0.00	11.10
Lite Documentation	69	9,304,045	3.50	134,841	8.252	82.63	622	0.00	19.51
Streamlined Documentation	679	82,077,033	30.87	120,879	8.824	84.20	656	0.00	21.22
Stated Documentation	241	57,075,564	21.47	236,828	8.048	73.85	621	0.00	0.16
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Purpose of the Group I Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refinance	842	164,863,520	62.01	195,800	8.045	79.26	629	27.16	5.42
Purchase	932	88,824,308	33.41	95,305	8.763	84.94	642	36.50	22.21
Rate & Term Refinance	71	12,161,247	4.57	171,285	7.911	82.25	641	36.70	7.86
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Property Types of the Group I Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	1,300	183,277,588	68.94	140,983	8.264	81.19	632	31.89	11.26
Planned Unit Development	259	35,331,453	13.29	136,415	8.613	82.76	631	33.71	13.85
Condominium	200	26,217,753	9.86	131,089	8.182	82.14	645	31.87	12.59
Two to Four Family	86	21,022,281	7.91	244,445	7.972	78.75	641	14.04	3.78
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	1,814	261,072,157	98.20	143,921	8.281	81.29	633	30.24	11.30
Investor Occupied	17	2,822,199	1.06	166,012	7.904	80.75	683	79.53	0.00
Second Home	14	1,954,719	0.74	139,623	8.500	82.90	666	24.14	5.85
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Geographic Distribution of the Mortgage Properties Related to the Group I Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	243	52,816,474	19.87	217,352	7.771	77.89	637	15.89	9.71
Florida	197	25,438,904	9.57	129,131	8.540	80.42	626	26.59	14.14
Massachusetts	116	21,310,260	8.02	183,709	7.919	80.68	645	27.38	9.42
Illinois	153	20,951,666	7.88	136,939	8.560	83.96	631	43.66	10.96
Maryland	105	17,328,066	6.52	165,029	8.453	81.63	640	27.96	12.72
New York	71	14,464,519	5.44	203,726	7.879	77.70	635	19.87	5.49
Northern California	75	13,367,863	5.03	178,238	8.080	80.83	643	15.28	15.85
New Jersey	62	11,569,625	4.35	186,607	8.143	82.04	628	30.40	5.87
Washington	82	10,668,213	4.01	130,100	8.207	82.61	640	37.32	11.55
Texas	136	9,906,195	3.73	72,840	8.928	83.53	615	55.62	11.30
Other	605	68,027,291	25.59	112,442	8.622	83.75	632	42.26	12.40
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Zip Code Distribution of the Mortgage Properties Related of the Group I Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
20874	7	1,498,461	0.56	214,066	8.024	81.49	674	0.00	7.45
93551	5	1,406,345	0.53	281,269	7.367	83.65	667	0.00	5.54
92392	6	1,287,988	0.48	214,665	7.676	80.03	581	47.89	10.04
20784	7	1,208,510	0.45	172,644	9.433	79.32	623	0.00	16.87
11550	4	1,162,606	0.44	290,651	7.653	84.80	691	32.18	6.44
60804	8	1,122,895	0.42	140,362	8.618	81.24	620	38.18	12.68
60634	6	1,084,014	0.41	180,669	7.938	84.00	658	31.80	19.99
93550	7	1,072,981	0.40	153,283	8.020	78.88	626	68.94	17.37
33033	8	1,069,151	0.40	133,644	8.108	84.00	661	0.00	20.00
60073	8	1,066,819	0.40	133,352	9.220	84.00	635	0.00	19.99
Other	1,779	253,869,305	95.49	142,703	8.284	81.26	634	31.18	11.05
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Original Term to Maturity of the Group I Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	33	1,733,632	0.65	52,534	10.959	94.22	644	13.51	84.83
181 to 240	2	321,983	0.12	160,992	8.821	64.45	577	50.03	0.00
301 to 360	1,810	263,793,459	99.23	145,742	8.261	81.23	634	30.80	10.67
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Remaining Term to Maturity of the Group I Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	33	1,733,632	0.65	52,534	10.959	94.22	644	13.51	84.83
181 to 240	2	321,983	0.12	160,992	8.821	64.45	577	50.03	0.00
301 to 360	1,810	263,793,459	99.23	145,742	8.261	81.23	634	30.80	10.67
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Product Type of the Group I Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	285	57,062,642	21.46	200,220	8.050	78.96	627	27.91	0.00
2/6 MONTH LIBOR - 50 YR AMTERM	246	56,719,082	21.34	230,565	7.925	78.77	621	29.40	0.00
30YR FXD	752	51,511,162	19.38	68,499	9.837	89.98	638	27.42	54.64
2/6 MONTH LIBOR	264	39,727,033	14.94	150,481	8.409	79.98	617	37.60	0.00
BALLOON OTHER - 40 YR AMTERM	56	11,605,120	4.37	207,234	7.978	77.08	610	37.45	0.00
5/6 MONTH LIBOR - 50 YR AMTERM	26	5,638,096	2.12	216,850	7.126	78.28	685	26.77	0.00
2/6 MONTH LIBOR - 60 MONTH IO	18	5,001,988	1.88	277,888	6.936	78.81	675	13.40	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	21	4,962,076	1.87	236,289	7.412	82.12	689	10.95	0.00
5/6 MONTH LIBOR - 60 MONTH IO	18	4,609,957	1.73	256,109	6.613	80.88	684	34.75	0.00
5/6 MONTH LIBOR	24	4,350,761	1.64	181,282	6.833	81.69	712	44.96	0.00
10/6 MONTH LIBOR - 120 MONTH IO	12	3,882,186	1.46	323,516	6.497	74.64	716	19.47	0.00
BALLOON OTHER - 50 YR AMTERM	19	3,638,055	1.37	191,477	7.679	74.98	625	33.31	0.00
10/6 MONTH LIBOR - 50 YR AMTERM	11	3,065,272	1.15	278,661	7.257	78.61	657	49.32	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	11	2,347,222	0.88	213,384	7.868	80.32	597	49.41	0.00
3/6 MONTH LIBOR - 50 YR AMTERM	8	1,974,209	0.74	246,776	7.774	80.79	601	22.50	0.00
10/6 MONTH LIBOR	10	1,750,052	0.66	175,005	7.040	80.00	700	81.90	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	5	1,469,801	0.55	293,960	7.024	75.22	690	29.90	0.00
3/6 MONTH LIBOR	12	1,409,278	0.53	117,440	8.313	82.21	623	32.87	0.00
15YR BALLOON	27	1,305,804	0.49	48,363	11.779	99.38	639	10.86	100.00
2/6 MONTH LIBOR - 120 MONTH IO	5	1,043,734	0.39	208,747	6.982	81.64	687	42.15	0.00
5/6 MONTH LIBOR - 120 MONTH IO	3	809,020	0.30	269,673	6.790	83.88	720	52.78	0.00
3/6 MONTH LIBOR - 60 MONTH IO	2	535,700	0.20	267,850	6.936	84.25	675	0.00	0.00
15YR FXD	6	427,827	0.16	71,305	8.455	78.48	658	21.61	38.52
7/6 MONTH LIBOR - 50 YR AMTERM	1	407,812	0.15	407,812	7.495	85.00	623	100.00	0.00
20YR FXD	2	321,983	0.12	160,992	8.821	64.45	577	50.03	0.00
7/6 MONTH LIBOR - 120 MONTH IO	1	273,200	0.10	273,200	6.945	94.20	650	100.00	0.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Prepayment Penalty Term of the Group I Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	730	101,306,911	38.11	138,777	8.376	81.92	633	31.78	12.51
12	37	6,461,760	2.43	174,642	8.439	78.14	639	10.53	9.52
24	821	112,179,860	42.20	136,638	8.453	81.98	628	28.67	14.04
36	257	45,900,543	17.27	178,601	7.619	78.70	649	36.21	1.26
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
A	1,011	106,551,408	40.08	105,392	8.909	84.69	630	24.45	26.88
AA	457	98,808,669	37.17	216,212	7.353	79.92	678	23.64	0.00
A-	192	26,253,152	9.88	136,735	8.371	79.76	594	72.39	3.73
B	78	15,313,147	5.76	196,322	8.903	75.63	547	34.28	0.00
B+	75	12,142,399	4.57	161,899	8.769	77.56	567	51.28	0.00
C	32	6,780,300	2.55	211,884	9.223	73.39	530	26.01	0.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Next Adjustment Date of the Adjustable-Rate Group I Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-08	5	979,706	0.50	195,941	8.836	72.49	590	32.29	0.00
2008-09	44	7,730,007	3.92	175,682	8.439	77.71	599	40.70	0.00
2008-10	187	36,670,937	18.61	196,101	8.365	79.48	611	29.42	0.00
2008-11	581	114,001,133	57.86	196,215	7.920	79.21	631	30.18	0.00
2008-12	1	172,697	0.09	172,697	7.875	80.00	648	0.00	0.00
2009-09	2	334,022	0.17	167,011	8.853	85.10	622	51.01	0.00
2009-10	10	1,926,894	0.98	192,689	7.763	77.11	604	18.12	0.00
2009-11	21	4,005,493	2.03	190,738	7.821	82.89	613	38.64	0.00
2011-09	1	164,823	0.08	164,823	9.045	66.00	588	0.00	0.00
2011-10	11	2,791,171	1.42	253,743	6.883	81.54	686	25.29	0.00
2011-11	80	17,413,916	8.84	217,674	7.004	80.77	695	30.62	0.00
2013-11	2	681,012	0.35	340,506	7.274	88.69	634	100.00	0.00
2016-09	3	930,709	0.47	310,236	7.207	86.92	684	22.24	0.00
2016-10	4	778,329	0.40	194,582	6.613	68.57	706	11.86	0.00
2016-11	31	8,458,274	4.29	272,848	6.887	76.50	691	45.41	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Gross Margins of the Adjustable-Rate Group I Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	1	181,807	0.09	181,807	8.220	80.00	658	0.00	0.00
4.501 to 5.000	47	11,538,955	5.86	245,510	6.690	78.96	667	52.36	0.00
5.001 to 5.500	120	24,537,272	12.45	204,477	7.681	80.10	640	41.73	0.00
5.501 to 6.000	180	35,972,887	18.26	199,849	7.621	78.58	635	39.63	0.00
6.001 to 6.500	266	53,185,688	26.99	199,946	7.764	78.74	640	26.31	0.00
6.501 to 7.000	193	38,054,684	19.31	197,175	8.198	78.33	624	23.35	0.00
7.001 to 7.500	127	23,305,296	11.83	183,506	8.478	81.59	624	26.13	0.00
7.501 to 8.000	49	10,262,533	5.21	209,439	8.584	81.65	619	20.20	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.501 to 5.000	1	311,800	0.16	311,800	6.595	80.00	684	0.00	0.00
5.001 to 5.500	1	259,547	0.13	259,547	5.475	77.60	773	0.00	0.00
5.501 to 6.000	13	4,856,381	2.46	373,568	5.818	75.98	715	38.08	0.00
6.001 to 6.500	52	13,314,403	6.76	256,046	6.327	79.66	688	51.03	0.00
6.501 to 7.000	105	25,588,540	12.99	243,700	6.808	79.61	676	26.51	0.00
7.001 to 7.500	118	27,654,895	14.04	234,364	7.328	79.27	652	27.29	0.00
7.501 to 8.000	218	46,071,899	23.38	211,339	7.805	79.09	630	29.00	0.00
8.001 to 8.500	161	29,014,500	14.73	180,214	8.305	79.23	619	37.58	0.00
8.501 to 9.000	153	26,587,677	13.49	173,776	8.780	80.04	613	21.63	0.00
9.001 to 9.500	80	11,252,150	5.71	140,652	9.257	78.97	594	32.05	0.00
9.501 to 10.000	54	7,709,650	3.91	142,771	9.772	77.70	556	36.42	0.00
10.001 to 10.500	20	3,394,808	1.72	169,740	10.274	81.28	538	44.21	0.00
10.501 to 11.000	7	1,022,872	0.52	146,125	10.469	85.57	578	65.81	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.501 to 12.000	1	259,547	0.13	259,547	5.475	77.60	773	0.00	0.00
12.001 to 12.500	14	5,073,489	2.57	362,392	5.843	76.15	711	40.73	0.00
12.501 to 13.000	51	13,097,295	6.65	256,810	6.326	79.65	689	50.22	0.00
13.001 to 13.500	106	25,900,340	13.14	244,343	6.805	79.61	676	26.19	0.00
13.501 to 14.000	123	28,649,194	14.54	232,920	7.343	79.10	651	28.76	0.00
14.001 to 14.500	217	45,846,749	23.27	211,275	7.816	79.28	631	28.19	0.00
14.501 to 15.000	161	29,019,484	14.73	180,245	8.317	79.13	618	37.11	0.00
15.001 to 15.500	153	26,316,812	13.36	172,005	8.788	80.16	612	22.30	0.00
15.501 to 16.000	81	11,386,566	5.78	140,575	9.285	78.79	595	32.00	0.00
16.001 to 16.500	52	7,657,559	3.89	147,261	9.800	77.86	554	37.09	0.00
16.501 to 17.000	18	3,009,008	1.53	167,167	10.213	80.64	539	39.44	0.00
17.001 to 17.500	6	823,079	0.42	137,180	10.789	86.93	562	81.78	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	3	277,139	0.14	92,380	10.041	91.75	566	83.24	0.00
3.000	920	180,579,562	91.65	196,282	7.968	79.33	630	30.18	0.00
5.000	60	16,182,421	8.21	269,707	6.810	78.80	689	42.33	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Collateral Summary for the Group II Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-Off Date scheduled balances of the related mortgage loan, and subject to a 5% variance.

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	3,173
Aggregate Current Principal Balance:	$726,364,285
Average Current Principal Balance:	$228,920	$13,876-$1,500,000
Aggregate Original Principal Balance:	$727,083,024
Average Original Principal Balance:	$229,147	$13,900-$1,500,000
Fully Amortizing Non-IO Mortgage Loans:	28.57%
Fully Amortizing IO Mortgage Loans:	13.94%
Balloon Loans:	57.49%
1st Lien:	88.73%
Wtd. Avg. Gross Coupon:	8.203%	5.370%-13.250%
Wtd. Avg. Original Term(months):	359	180-360
Wtd. Avg. Remaining Term(months):	356	167-358
Wtd. Avg. Margin(ARM Loan Only):	6.450%	2.850%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.337%	11.870%-17.725%
Minimum Interest Rate (ARM Loans Only):	7.843%	5.370%-11.225%
Wtd. Avg. Original LTV(1):	83.39%	14.90%-100.00%
Wtd. Avg. Borrower FICO:	648	500-815
Geographic Distribution (Top 5):	CA	45.17%
	NY	10.95%
	FL	10.22%
	MD	3.72%
	NJ	3.66%

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Current Unpaid Principal Balance of the Group II Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	281	10,401,521	1.43	37,016	10.926	96.95	652	37.54	88.77
50,000.01 to 100,000.00	656	50,323,334	6.93	76,712	10.740	95.94	653	22.74	80.18
100,000.01 to 150,000.00	454	55,612,576	7.66	122,495	9.684	89.87	644	28.00	49.43
150,000.01 to 200,000.00	302	53,555,043	7.37	177,335	8.316	81.39	639	28.34	6.77
200,000.01 to 250,000.00	267	60,648,343	8.35	227,147	8.156	80.93	636	30.90	1.09
250,000.01 to 300,000.00	249	68,321,048	9.41	274,382	7.846	81.43	643	29.07	0.77
300,000.01 to 350,000.00	230	74,540,035	10.26	324,087	7.747	81.60	644	21.45	0.00
350,000.01 to 400,000.00	204	76,411,930	10.52	374,568	7.602	81.78	652	19.48	0.00
400,000.01 to 450,000.00	176	75,100,115	10.34	426,705	7.626	81.47	649	19.77	0.00
450,000.01 to 500,000.00	140	66,406,864	9.14	474,335	7.641	81.73	652	17.08	0.00
500,000.01 to 550,000.00	79	41,486,272	5.71	525,143	7.938	80.21	649	11.44	0.00
550,000.01 to 600,000.00	45	25,798,534	3.55	573,301	7.612	83.06	664	22.32	0.00
600,000.01 to 650,000.00	24	14,942,330	2.06	622,597	8.056	83.36	663	16.61	0.00
650,000.01 to 700,000.00	22	14,783,772	2.04	671,990	7.633	81.24	682	22.85	0.00
700,000.01 to 750,000.00	12	8,846,135	1.22	737,178	8.444	84.58	642	16.85	0.00
750,000.01 to 800,000.00	9	6,954,111	0.96	772,679	7.520	84.28	646	43.89	0.00
800,000.01 to 850,000.00	9	7,550,580	1.04	838,953	7.715	86.63	637	11.25	0.00
850,000.01 to 900,000.00	2	1,776,228	0.24	888,114	8.413	72.42	582	0.00	0.00
900,000.01 to 950,000.00	4	3,760,217	0.52	940,054	7.170	82.71	669	0.00	0.00
950,000.01 to 1,000,000.00	2	1,952,697	0.27	976,348	7.330	87.52	630	51.08	0.00
1,000,000.01 to 1,250,000.00	4	4,394,026	0.60	1,098,507	7.283	82.56	657	25.59	0.00
1,250,000.01 to 1,500,000.00	2	2,798,575	0.39	1,399,288	6.623	54.97	752	100.00	0.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Current Mortgage Rates of the Group II Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	4	2,328,500	0.32	582,125	5.435	80.21	719	39.45	0.00
5.501 to 6.000	55	19,918,125	2.74	362,148	5.797	76.36	728	50.49	0.00
6.001 to 6.500	106	42,265,211	5.82	398,728	6.313	79.78	694	39.42	0.00
6.501 to 7.000	228	78,533,669	10.81	344,446	6.818	80.38	672	26.47	0.00
7.001 to 7.500	318	104,041,001	14.32	327,173	7.313	81.68	658	24.32	0.00
7.501 to 8.000	456	146,976,525	20.23	322,317	7.806	80.93	641	20.73	0.00
8.001 to 8.500	337	96,213,835	13.25	285,501	8.282	81.09	633	18.46	0.21
8.501 to 9.000	321	82,311,027	11.33	256,421	8.775	82.69	624	19.72	1.80
9.001 to 9.500	196	44,408,671	6.11	226,575	9.284	84.70	625	22.59	7.59
9.501 to 10.000	236	29,184,203	4.02	123,662	9.817	88.72	615	30.55	25.53
10.001 to 10.500	115	12,155,938	1.67	105,704	10.339	94.50	648	26.05	58.06
10.501 to 11.000	300	27,552,122	3.79	91,840	10.839	96.86	652	15.54	82.38
11.001 to 11.500	214	19,116,266	2.63	89,328	11.248	99.01	649	8.40	96.08
11.501 to 12.000	110	8,107,265	1.12	73,702	11.814	99.21	651	17.82	98.77
12.001 to 12.500	79	6,061,211	0.83	76,724	12.355	99.45	644	8.17	100.00
12.501 to 13.000	97	7,141,758	0.98	73,626	12.752	99.41	637	4.26	100.00
13.001 to 13.500	1	48,957	0.01	48,957	13.250	100.00	647	0.00	100.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Credit Scores of the Group II Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	34	6,799,302	0.94	199,979	9.485	73.48	510	56.31	0.00
520 to 539	33	7,985,641	1.10	241,989	8.399	79.81	529	72.41	0.00
540 to 559	80	20,742,548	2.86	259,282	8.803	83.17	551	45.61	0.00
560 to 579	82	18,931,280	2.61	230,869	8.795	85.64	569	48.33	0.00
580 to 599	177	39,535,178	5.44	223,363	8.308	81.27	588	58.22	2.79
600 to 619	562	129,892,785	17.88	231,126	8.503	83.00	610	23.16	8.66
620 to 639	559	127,137,076	17.50	227,437	8.419	83.39	629	14.27	11.69
640 to 659	488	104,692,412	14.41	214,534	8.370	84.56	649	16.34	14.71
660 to 679	355	82,582,405	11.37	232,626	8.119	84.66	669	17.75	15.08
680 to 699	265	59,336,649	8.17	223,912	7.888	84.03	689	13.45	15.60
700 to 719	233	50,636,752	6.97	217,325	7.653	84.07	709	15.86	15.61
720 to 739	141	34,914,168	4.81	247,618	7.448	81.88	730	20.30	13.51
740 to 759	85	20,708,278	2.85	243,627	7.481	84.16	749	13.10	14.82
760 to 779	45	12,333,195	1.70	274,071	6.971	83.26	769	51.24	8.64
780 to 799	24	7,851,833	1.08	327,160	6.930	76.24	791	42.81	8.36
800 to 819	10	2,284,786	0.31	228,479	7.165	79.36	806	74.90	6.10
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

DTI Ratios of the Group II Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	320	60,492,180	8.33	189,038	7.973	82.02	649	24.63	8.54
30.01 to 35.00	228	42,006,380	5.78	184,239	8.247	82.10	641	31.08	9.14
35.01 to 40.00	461	97,136,658	13.37	210,709	8.095	82.99	648	22.18	11.10
40.01 to 45.00	843	196,665,763	27.08	233,293	8.228	83.31	652	19.05	11.81
45.01 to 50.00	1,081	263,333,172	36.25	243,601	8.362	83.67	650	20.08	13.52
50.01 to 55.00	208	57,575,393	7.93	276,805	7.796	84.98	635	42.67	5.04
55.01 or more	32	9,154,739	1.26	286,086	8.092	86.70	636	43.87	4.01
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Lien Status of the Group II Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
First Lien	2,131	644,476,867	88.73	302,429	7.835	81.33	646	24.30	0.00
Second Lien	1,042	81,887,418	11.27	78,587	11.094	99.66	664	14.42	100.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Original LTV Ratios of the Group II Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	26	5,940,602	0.82	228,485	6.856	40.88	667	51.14	0.00
50.01 to 55.00	8	1,925,206	0.27	240,651	6.976	51.85	679	44.77	0.00
55.01 to 60.00	12	2,705,064	0.37	225,422	7.061	58.53	711	45.00	0.00
60.01 to 65.00	27	7,363,517	1.01	272,723	8.148	63.65	588	31.38	0.00
65.01 to 70.00	45	12,028,887	1.66	267,309	7.541	68.55	624	45.36	0.00
70.01 to 75.00	45	13,733,520	1.89	305,189	7.560	73.88	634	45.99	0.00
75.01 to 80.00	1,499	451,730,044	62.19	301,354	7.781	79.94	652	18.57	0.00
80.01 to 85.00	103	34,753,732	4.78	337,415	7.951	84.44	609	33.99	0.31
85.01 to 90.00	163	54,116,602	7.45	332,004	8.057	89.61	634	35.54	1.00
90.01 to 95.00	252	62,163,810	8.56	246,682	8.422	94.69	644	36.24	5.32
95.01 to 100.00	993	79,903,301	11.00	80,467	11.005	99.94	665	14.72	97.53
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Documentation Levels of the Group II Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	818	168,434,043	23.19	205,910	7.872	82.82	635	100.00	7.01
Limited Documentation	508	138,860,182	19.12	273,347	7.706	84.22	642	0.00	7.44
Lite Documentation	178	42,823,486	5.90	240,581	7.943	85.39	636	0.00	9.56
Streamlined Documentation	1,542	327,591,051	45.10	212,446	8.617	83.67	661	0.00	16.82
Stated Documentation	127	48,655,523	6.70	383,114	8.204	79.44	636	0.00	1.15
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Purpose of the Group II Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	2,462	504,314,371	69.43	204,839	8.331	83.80	654	18.44	14.08
Cash Out Refinance	670	207,835,978	28.61	310,203	7.932	82.58	633	33.29	4.92
Rate & Term Refinance	41	14,213,936	1.96	346,681	7.609	81.13	660	43.98	4.75
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Property Types of the Group II Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,168	497,784,710	68.53	229,605	8.174	83.20	644	23.14	11.13
Planned Unit Development	401	86,010,562	11.84	214,490	8.267	83.47	644	26.56	11.47
Two to Four Family	258	73,841,039	10.17	286,206	8.412	84.56	670	18.67	12.30
Condominium	346	68,727,974	9.46	198,636	8.104	83.49	660	24.20	11.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	3,004	694,640,110	95.63	231,238	8.192	83.25	647	22.78	11.50
Second Home	117	19,217,342	2.65	164,251	8.422	85.77	677	12.75	10.26
Investor Occupied	52	12,506,834	1.72	240,516	8.433	88.04	686	61.77	0.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Geographic Distribution of the Mortgage Properties Related to the Group II Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	829	236,830,699	32.60	285,682	7.876	82.94	654	19.13	11.30
Northern California	327	91,231,940	12.56	278,997	8.033	83.63	649	19.68	12.49
New York	278	79,566,170	10.95	286,209	8.325	83.59	659	12.88	13.35
Florida	406	74,220,411	10.22	182,809	8.453	82.83	645	26.14	10.33
Maryland	115	26,989,166	3.72	234,688	8.547	84.91	636	27.85	9.89
New Jersey	108	26,612,998	3.66	246,417	8.193	84.85	655	28.87	10.32
Massachusetts	103	26,235,220	3.61	254,711	7.996	81.36	655	28.63	10.74
Texas	208	25,794,692	3.55	124,013	8.735	84.00	640	33.63	13.54
Illinois	117	21,792,778	3.00	186,263	8.643	84.41	640	33.80	10.47
Virginia	75	19,415,820	2.67	258,878	8.617	83.04	643	17.88	11.51
Other	607	97,674,390	13.45	160,913	8.504	83.97	634	34.09	9.41
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Zip Code Distribution of the Mortgage Properties Related of the Group II Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
91331	13	3,663,210	0.50	281,785	7.931	83.51	670	0.00	17.55
11221	11	3,560,845	0.49	323,713	8.488	83.08	691	0.00	16.49
91344	9	3,535,201	0.49	392,800	8.539	84.95	619	3.67	10.13
91402	14	3,250,063	0.45	232,147	7.894	83.42	665	25.66	20.51
92880	8	2,943,813	0.41	367,977	6.930	80.52	701	0.00	11.22
94591	9	2,748,221	0.38	305,358	7.791	82.25	629	34.69	11.23
11434	10	2,731,872	0.38	273,187	8.350	84.62	655	0.00	15.08
91789	6	2,721,036	0.37	453,506	8.131	84.00	659	0.00	19.99
92336	11	2,697,589	0.37	245,235	7.857	83.10	653	13.89	11.76
92345	13	2,332,986	0.32	179,460	8.268	84.68	648	14.09	13.42
Other	3,069	696,179,450	95.84	226,842	8.210	83.39	648	23.82	11.12
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Original Term to Maturity of the Group II Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	50	4,532,724	0.62	90,654	10.551	96.65	654	13.19	79.19
301 to 360	3,123	721,831,561	99.38	231,134	8.188	83.31	648	23.25	10.85
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Remaining Term to Maturity of the Group II Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	50	4,532,724	0.62	90,654	10.551	96.65	654	13.19	79.19
301 to 360	3,123	721,831,561	99.38	231,134	8.188	83.31	648	23.25	10.85
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Product Type of the Group II Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 50 YR AMTERM	568	193,581,356	26.65	340,812	7.927	81.29	635	16.25	0.00
2/6 MONTH LIBOR - 40 YR AMTERM	495	152,082,837	20.94	307,238	8.153	81.05	631	19.30	0.00
30YR FXD	1,116	104,225,310	14.35	93,392	10.285	95.06	658	21.02	75.12
2/6 MONTH LIBOR	382	85,164,664	11.72	222,944	8.478	82.62	634	27.54	0.00
2/6 MONTH LIBOR - 60 MONTH IO	123	40,091,282	5.52	325,945	7.340	81.76	657	31.60	0.00
5/6 MONTH LIBOR - 60 MONTH IO	61	22,118,147	3.05	362,593	6.688	82.26	708	34.38	0.00
10/6 MONTH LIBOR - 120 MONTH IO	44	20,442,632	2.81	464,605	6.185	74.20	721	53.80	0.00
5/6 MONTH LIBOR - 50 YR AMTERM	54	19,801,771	2.73	366,699	7.053	82.06	710	14.00	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	35	11,821,716	1.63	337,763	7.648	81.46	686	11.13	0.00
BALLOON OTHER - 40 YR AMTERM	45	11,687,993	1.61	259,733	7.786	81.54	624	48.93	0.00
5/6 MONTH LIBOR	38	10,586,766	1.46	278,599	7.325	79.61	684	24.24	0.00
BALLOON OTHER - 50 YR AMTERM	25	8,996,009	1.24	359,840	7.593	79.92	630	32.89	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	20	6,112,930	0.84	305,647	8.249	84.34	624	25.24	0.00
5/6 MONTH LIBOR - 120 MONTH IO	13	4,697,960	0.65	361,382	6.677	81.44	699	21.30	0.00
30YR FXD - 120 MONTH IO	18	4,479,426	0.62	248,857	6.992	78.70	665	54.33	0.00
3/6 MONTH LIBOR	19	4,395,575	0.61	231,346	7.832	82.65	635	18.18	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	11	4,143,245	0.57	376,659	6.934	80.63	723	64.31	0.00
2/6 MONTH LIBOR - 120 MONTH IO	12	3,693,911	0.51	307,826	7.538	84.30	644	48.52	0.00
3/6 MONTH LIBOR - 50 YR AMTERM	11	3,503,738	0.48	318,522	8.268	84.83	617	39.54	0.00
15YR BALLOON	42	3,017,719	0.42	71,850	11.512	99.69	653	16.90	100.00
3/6 MONTH LIBOR - 60 MONTH IO	8	2,890,917	0.40	361,365	7.540	86.15	642	19.57	0.00
10/6 MONTH LIBOR - 50 YR AMTERM	7	2,465,421	0.34	352,203	6.860	83.57	704	15.08	0.00
10/6 MONTH LIBOR	8	1,644,683	0.23	205,585	7.297	85.59	693	62.92	0.00
15YR FXD	8	1,515,006	0.21	189,376	8.638	90.60	655	5.80	37.75
10/6 MONTH LIBOR - 60 MONTH IO	4	1,328,537	0.18	332,134	6.768	87.14	701	41.93	0.00
3/6 MONTH LIBOR - 120 MONTH IO	3	918,475	0.13	306,158	7.594	86.67	642	55.52	0.00
30YR FXD - 60 MONTH IO	1	396,680	0.05	396,680	6.345	77.80	594	100.00	0.00
7/6 MONTH LIBOR - 40 YR AMTERM	1	359,580	0.05	359,580	6.950	64.90	536	0.00	0.00
7/6 MONTH LIBOR - 120 MONTH IO	1	200,000	0.03	200,000	7.400	61.50	666	0.00	0.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Prepayment Penalty Term of the Group II Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,116	235,605,249	32.44	211,116	8.581	84.46	650	21.11	15.82
12	95	28,149,689	3.88	296,313	8.432	82.39	642	25.92	8.04
24	1,600	362,501,769	49.91	226,564	8.241	83.46	639	20.68	11.34
36	362	100,107,578	13.78	276,540	7.107	80.95	679	36.40	1.24
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	999	328,556,121	45.23	328,885	7.445	81.23	685	20.27	0.07
A	1,744	299,827,796	41.28	171,920	8.910	86.20	634	16.79	26.74
A-	201	43,868,289	6.04	218,250	8.280	81.61	593	55.48	3.38
B+	122	29,040,754	4.00	238,039	8.810	85.63	565	45.32	0.00
B	74	17,911,045	2.47	242,041	8.720	80.00	544	52.80	0.00
C	33	7,160,280	0.99	216,978	9.101	75.43	528	63.42	0.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Next Adjustment Date of the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-05	4	1,277,518	0.22	319,380	8.271	83.15	624	0.00	0.00
2008-06	8	1,960,367	0.33	245,046	8.028	81.64	605	33.08	0.00
2008-07	4	848,537	0.14	212,134	8.346	77.65	589	0.00	0.00
2008-08	15	3,965,093	0.67	264,340	8.935	84.19	634	12.87	0.00
2008-09	54	15,784,280	2.67	292,301	8.419	81.34	615	23.90	0.00
2008-10	313	91,904,260	15.52	293,624	8.325	81.92	621	25.84	0.00
2008-11	1,159	352,761,720	59.58	304,367	7.950	81.38	640	19.37	0.00
2008-12	23	6,112,275	1.03	265,751	7.717	82.05	662	27.90	0.00
2009-05	1	90,818	0.02	90,818	9.920	95.00	571	100.00	0.00
2009-08	2	325,435	0.05	162,717	7.982	80.00	639	0.00	0.00
2009-09	5	1,492,563	0.25	298,513	8.428	86.83	625	84.48	0.00
2009-10	12	3,593,055	0.61	299,421	8.417	86.51	619	42.49	0.00
2009-11	41	12,319,765	2.08	300,482	7.814	83.58	633	15.62	0.00
2011-10	24	10,059,768	1.70	419,157	7.293	82.49	696	13.89	0.00
2011-11	174	57,815,761	9.77	332,274	7.006	81.48	701	23.98	0.00
2011-12	3	1,150,831	0.19	383,610	7.399	80.00	713	0.00	0.00
2013-11	2	559,580	0.09	279,790	7.111	63.68	582	0.00	0.00
2016-09	2	1,923,734	0.32	961,867	6.569	43.59	727	77.97	0.00
2016-10	9	4,018,288	0.68	446,476	6.284	79.15	733	28.10	0.00
2016-11	63	24,082,496	4.07	382,262	6.444	79.38	714	53.97	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00

Gross Margins of the Adjustable-Rate Group II Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	4	2,516,922	0.43	629,231	5.757	86.93	708	0.00	0.00
4.001 to 4.500	1	112,500	0.02	112,500	7.795	90.00	633	100.00	0.00
4.501 to 5.000	76	25,105,323	4.24	330,333	6.609	76.88	688	40.38	0.00
5.001 to 5.500	194	61,096,460	10.32	314,930	7.135	78.36	660	37.10	0.00
5.501 to 6.000	297	93,800,774	15.84	315,828	7.456	80.35	651	30.91	0.00
6.001 to 6.500	521	163,720,359	27.65	314,243	7.800	81.43	649	19.37	0.00
6.501 to 7.000	323	101,573,764	17.16	314,470	8.086	82.00	640	18.42	0.00
7.001 to 7.500	250	75,199,841	12.70	300,799	8.365	83.01	636	16.37	0.00
7.501 to 8.000	252	68,920,200	11.64	273,493	8.722	83.96	632	14.18	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	5	2,632,420	0.44	526,484	5.604	80.18	710	34.89	0.00
5.501 to 6.000	53	19,551,892	3.30	368,904	5.793	76.65	729	50.66	0.00
6.001 to 6.500	96	37,773,255	6.38	393,471	6.330	79.22	695	36.38	0.00
6.501 to 7.000	198	69,295,049	11.70	349,975	6.830	80.86	675	22.37	0.00
7.001 to 7.500	281	92,932,294	15.70	330,720	7.318	81.80	661	23.27	0.00
7.501 to 8.000	416	135,708,382	22.92	326,222	7.806	80.87	641	19.78	0.00
8.001 to 8.500	307	89,138,077	15.06	290,352	8.278	80.99	633	17.97	0.00
8.501 to 9.000	276	77,066,199	13.02	279,225	8.773	82.52	624	18.88	0.00
9.001 to 9.500	142	39,095,321	6.60	275,319	9.273	83.33	617	17.99	0.00
9.501 to 10.000	94	19,437,737	3.28	206,784	9.794	85.26	593	31.40	0.00
10.001 to 10.500	29	4,825,060	0.81	166,381	10.239	87.77	590	27.80	0.00
10.501 to 11.000	18	3,891,159	0.66	216,175	10.629	81.09	580	17.58	0.00
11.001 to 11.500	3	699,299	0.12	233,100	11.141	84.22	521	23.07	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.501 to 12.000	4	2,328,500	0.39	582,125	5.435	80.21	719	39.45	0.00
12.001 to 12.500	53	19,551,892	3.30	368,904	5.793	76.65	729	50.66	0.00
12.501 to 13.000	95	37,642,011	6.36	396,232	6.307	79.39	695	37.63	0.00
13.001 to 13.500	198	69,132,219	11.68	349,153	6.830	80.77	675	21.81	0.00
13.501 to 14.000	287	95,301,108	16.10	332,060	7.329	81.78	660	24.81	0.00
14.001 to 14.500	421	136,262,283	23.02	323,663	7.813	80.90	641	18.76	0.00
14.501 to 15.000	306	89,125,708	15.05	291,260	8.297	80.89	633	17.71	0.00
15.001 to 15.500	271	74,950,395	12.66	276,570	8.772	82.61	623	18.12	0.00
15.501 to 16.000	142	39,514,949	6.67	278,274	9.284	83.31	617	19.09	0.00
16.001 to 16.500	94	19,869,042	3.36	211,373	9.822	85.60	592	31.61	0.00
16.501 to 17.000	26	3,777,579	0.64	145,291	10.215	87.75	584	29.48	0.00
17.001 to 17.500	18	3,891,159	0.66	216,175	10.629	81.09	580	17.58	0.00
17.501 to 18.000	3	699,299	0.12	233,100	11.141	84.22	521	23.07	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	5	977,654	0.17	195,531	8.188	77.78	601	49.12	0.00
1.500	1	103,757	0.02	103,757	8.720	80.00	587	100.00	0.00
2.000	1	119,751	0.02	119,751	9.300	80.00	638	0.00	0.00
3.000	1,762	533,862,847	90.17	302,987	7.984	81.60	640	20.44	0.00
5.000	149	56,982,135	9.62	382,430	6.545	79.26	711	43.34	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00